Exhibit 10.1


                         RIBOZYME PHARMACEUTICALS, INC.

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                FEBRUARY 11, 2003


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                                TABLE OF CONTENTS

SECTION 1         Definitions.....................................................................................1


SECTION 2         Purchase and Sale of the Common Shares and Warrants at the Closing.............................11

         2.1      Purchase and Sale of the Common Shares and Warrants at the Closing.............................11
         2.2      Legends; Stop Transfer Orders..................................................................13
         2.3      Voting Agreements..............................................................................13

SECTION 3         Representations and Warranties of the Company..................................................14

         3.1      Organization; Qualification....................................................................14
         3.2      Subsidiaries...................................................................................14
         3.3      Capitalization.................................................................................14
         3.4      Authorization; Validity of Agreement; Company Action...........................................15
         3.5      Vote Required..................................................................................15
         3.6      Consents and Approvals; No Violations..........................................................15
         3.7      Reports and Financial Statements...............................................................16
         3.8      Books and Records..............................................................................17
         3.9      No Undisclosed Liabilities.....................................................................17
         3.10     Interim Operations.............................................................................17
         3.11     Absence of Certain Changes.....................................................................17
         3.12     Litigation.....................................................................................19
         3.13     Employee Benefit Plans.........................................................................19
         3.14     Tax Matters....................................................................................21
         3.15     Title to Properties; Encumbrances..............................................................22
         3.16     Leases.........................................................................................23
         3.17     Environmental Laws.............................................................................23
         3.18     Intellectual Property..........................................................................23
         3.19     Employment Matters.............................................................................26
         3.20     Compliance with Laws and Agreements............................................................27
         3.21     Contracts and Commitments......................................................................27
         3.22     Regulatory Compliance..........................................................................28
         3.23     Studies........................................................................................29
         3.24     Rights Agreement; Delaware 203 Approval........................................................29
         3.25     Absence of Questionable Payments...............................................................30
         3.26     Insider Interests; Related-Party Transactions..................................................30
         3.27     Brokers or Finders.............................................................................31
         3.28     Not an Investment Company......................................................................31
         3.29     Insurance......................................................................................31
         3.30     Compliance With Securities Laws................................................................31
         3.31     No Manipulation of Stock.......................................................................32
         3.32     Offering Materials.............................................................................32
         3.33     Registration Rights............................................................................32
         3.34     Disclosure.....................................................................................32

SECTION 4         Representations, Warranties and Covenants of the Investors.....................................32

         4.1      Authorization..................................................................................32
         4.2      Investment Experience..........................................................................33
         4.3      Investment Intent..............................................................................33
         4.4      Registration or Exemption Requirements.........................................................33
         4.5      No Legal, Tax or Investment Advice; No Reliance on Fairness Opinion............................33

SECTION 5         Conditions to Closing of the Investors.........................................................34

         5.1      Conditions to Investors' Obligations at the Closing............................................34

SECTION 6         Conditions to Company's Obligations............................................................36

         6.1      Conditions to Company's Obligations at the Closing.............................................36

SECTION 7         Covenants of the Company.......................................................................37

         7.1      Registration Rights............................................................................37
         7.2      Reports Under Exchange Act.....................................................................43
         7.3      Assignment of Rights...........................................................................43
         7.4      Stockholders' Meeting..........................................................................44
         7.5      Proxy Statement................................................................................44
         7.6      Election of Directors..........................................................................44
         7.7      Nasdaq Listing.................................................................................46
         7.8      Lock-Up........................................................................................46
         7.9      D&O Insurance..................................................................................46
         7.10     Indemnification Agreements; Charter Documents..................................................46
         7.11     Board of Directors; Powers; Committees.........................................................47
         7.12     Indemnification................................................................................48
         7.13     Operation of Business..........................................................................49
         7.14     No-Solicitation................................................................................49
         7.15     Reasonable Efforts; Notification; Representations..............................................50
         7.16     Participation Rights...........................................................................50
         7.17     Executive Recruiting Firm......................................................................53
         7.18     Management Compensation Plan...................................................................53
         7.19     Waivers........................................................................................53
         7.20     Board Observers................................................................................53
         7.21     Third Party Offer..............................................................................54

SECTION 8         Termination....................................................................................55

         8.1      Termination Events.............................................................................55
         8.2      Effect of Termination..........................................................................55

SECTION 9         Miscellaneous..................................................................................56

         9.1      Waivers and Amendments.........................................................................56
         9.2      Governing Law..................................................................................56
         9.3      Waiver of Jury Trial; Trial Costs..............................................................56
         9.4      Survival.......................................................................................56
         9.5      Successors and Assigns.........................................................................56
         9.6      Entire Agreement...............................................................................57
         9.7      Notices, etc...................................................................................57
         9.8      Interpretation.................................................................................57
         9.9      Severability of this Agreement.................................................................58
         9.10     Counterparts...................................................................................58
         9.11     Further Assurances.............................................................................58
         9.12     Public Announcements...........................................................................58
         9.13     Expenses.......................................................................................58
         9.14     Company Disclosure Schedule....................................................................59
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Exhibit A            Schedule of Investors
Exhibit B            Form of Warrant
Exhibit C            Form of Opinion of Company Counsel
Exhibit D            Form of Opinion of Intellectual Property Counsel
Exhibit E            Form of Non-Competition and Non-Solicitation Agreement
Exhibit F-1          Officer's Certificate
Exhibit F-2          Secretary's Certificate
Exhibit G            Form of Indemnification Agreement
Exhibit H-1          Form of Employment Agreement - C.E.O.
Exhibit H-2          Form of Employment Agreement - C.F.O.
Exhibit H-3          Form of Employment Agreement - Chief Scientific Officer
Schedules
                    Company Disclosure Schedule
                    Schedule A - Certain Strategic Partners
                    Schedule B - Identified Strategic Partner

Schedule 5.1(j) -   List of Persons Executing Non-Competition Agreements

                         RIBOZYME PHARMACEUTICALS, INC.

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This Agreement (the "Agreement") is made as of February 11, 2003 by and among Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and those investors listed on Exhibit A hereto (the "Investors").

                                   SECTION 1

                                  DEFINITIONS

     "Accredited Investor" has the meaning set forth in Section 4.2.

     "Action or Proceeding" has the meaning set forth in Section 7.12.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Investors and their respective Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be Affiliates of one another.

     "Aggregate Purchase Price" has the meaning ascribed to it in Section 2.1(a)(i).

     "Agreement" has the meaning ascribed to it in the forepart of this Agreement.

     "Alternative Proposal" has the meaning set forth in Section 7.14.

     "Appointment Time" means the time any director is appointed or elected to the Company's board of directors pursuant to Section 7.6.

     "Associate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

     "Balance Sheet" means the most recent unaudited balance sheet of the Company included in the Financial Statements, dated as of September 30, 2002.

     "Balance Sheet Date" means the date of the Balance Sheet.

     "Beneficially Own" or "Beneficial Ownership" shall have the meaning set forth in Rules 13d-3 and 13d-5 of the rules and regulations promulgated under the Exchange Act.

     "Board Consent" has the meaning ascribed to it in Section 3.24.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are (or are permitted or required by law, rule, regulation, order or state of emergency to be) closed.

     "Capitalization Threshold" means any negative effect, that either individually or when considered in the aggregate together with other such effects, exceed One Million Five Hundred Thousand Dollars ($1,500,000) on the Company's capitalization, including the incurrence of additional indebtedness but excluding any Transaction Accounting Charge, determined by comparing (i) the Company's audited consolidated balance sheet as of December 31, 2002 against the Company's unaudited balance sheet as of December 31, 2002 (including any related notes and schedules) or (ii) the Company's actual capitalization as of the Closing against the Company's projected capitalization at Closing (pursuant to projections furnished to the Investors on the date hereof) (including any related notes and schedules).

     "Capitalization Trigger" means any negative effects, that either individually or when considered in the aggregate together with other such effects, exceed Five Hundred Thousand Dollars ($500,000) on the Company's capitalization, including the incurrence of additional indebtedness but excluding any Transaction Accounting Charge, as determined by comparing (i) the Company's audited consolidated balance sheet at December 31, 2002 against the Company's unaudited balance sheet at December 31, 2002 (including any related notes and schedules) or (ii) the Company's actual capitalization at the Closing against the Company's projected capitalization at the Closing (pursuant to projections furnished to the Investors on the date hereof) (including any related notes and schedules).

     "Cash Flow Threshold" means any negative effects, that either individually or when considered in the aggregate together with other such effects, exceed One Million Five Hundred Thousand Dollars ($1,500,000) on the Company's cash flow, excluding any Transaction Accounting Charge, as determined by comparing (i) the Company's audited Financial Statements for the year ended December 31, 2002 against the Company's unaudited financial statements for the same period (including any related notes and schedules) or (ii) the Company's actual cash flow for the period from January 1, 2003 through the Closing to the Company's projected cash flow for the same period (pursuant to projections furnished to the Investors on the date hereof) (including any related notes and schedules).

     "Cash Flow Trigger" means any negative effects, that either individually or when considered in the aggregate together with other such effects, exceed Five Hundred Thousand Dollars ($500,000) on the Company's cash flow, excluding any Transaction Accounting Charge, as determined by comparing (i) the Company's audited Financial Statements for the year ended December 31, 2002 against the Company's unaudited financial statements for the same period (including any related notes and schedules) or (ii) the Company's actual cash flow for the period from January 1, 2003 through the Closing to the Company's projected cash flow for the same period (pursuant to projections furnished to the Investors on the date hereof) (including any related notes and schedules).

     "Change in the Company Recommendation" has the meaning ascribed to it in
Section 7.4.

     "Closing" means the closing referred to in Section 2.1(c).

     "Closing Date" has the meaning ascribed to it in Section 2.1(c).

     "Common Shares" has the meaning ascribed to it in Section 2.1(a)(i).

     "Common Stock" means shares of the common stock, par value $0.01 per share, of the Company.

     "Company" has the meaning ascribed to it in the forepart of this Agreement.

     "Company Agreement" means any note, bond, mortgage, indenture, lease, license, contract, agreement, arrangement, or other instrument or obligation to which the Company is a party or by which it or its properties or assets may be bound.

     "Company Benefit Plan" means any employee benefit fund, plan, program, arrangement or contract (including any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in
Section 3(3) of ERISA, and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits) of the Company, whether written or not.

     "Company Copyrights" means all Copyrights owned by the Company as of the date of this Agreement.

     "Company Disclosure Schedule" means the disclosure letter, dated the date of this Agreement, prepared and signed by the Company and delivered to the Investors simultaneously with the execution of this Agreement.

     "Company ERISA Affiliate" means any other person or entity under common control with the Company within the meaning of Sections 414(b) or (c) of the Code.

     "Company Intellectual Property" means all Intellectual Property owned by the Company as of the date of this Agreement.

     "Company Material Adverse Effect" means any effect on the Company that is materially adverse to the business, properties, assets, liabilities, results of operation, or prospects of the Company, including a Qualifying Restatement, provided, that none of the following shall be deemed, either alone or in aggregate, to constitute a Company Material Adverse Effect, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect: (a) any change in the market price or trading volume of the Common Stock after the date of this Agreement; (b) any adverse circumstance, change or effect resulting directly from conditions affecting the industries in which the Company participates in their entirety, the U.S. economy as a whole, or foreign economies as a whole in any countries where the Company has material operations or is conducting clinical trials; (c) any adverse circumstance, change or effect resulting directly from the announcement or pendency of this Agreement, the disclosure or filing of this Agreement or any other Transaction Documents with the SEC, the Stockholders' Meeting, any announcement or disclosure after the date hereof of the New Business Model or the Closing (including (i) any Transaction Accounting Charge or (ii) any termination or breach of any partner or similar strategic relationship with the entities listed on Schedule A and, except as provided in sub-clause (d) below, the entity listed on Schedule B);
(d) failure, in any amounts less than the Cash Flow Trigger or the Income Statement Trigger, by the Company to meet its internal cash flow calculations and net operating income budget (on an accrual basis) covering the period from January 1, 2003 to the Closing which were made available to the Investors (provided, that, for purposes of determining such change, any Transaction Accounting Charge(s) will not be taken into account, but, notwithstanding the provisions of sub-clause (c) above, the effects of any termination or breach of the relationship with the entity listed on Schedule B will be taken into account); (e) the Company's actual reasonable investment banking and legal fees in respect of this Agreement and the other agreements and transactions contemplated hereby and thereby; (f) any adverse circumstance, change or effect resulting directly from the taking of any action by the Company which this Agreement requires the Company to take; (g) any adverse circumstance, change or effect resulting directly from action by any Regulatory Authority, including the FDA, other than any adverse circumstance, change or effect resulting directly from the refusal of the FDA to file the Company's submissions for clinical or safety issues; (h) any delisting of the Common Stock from Nasdaq; or (i) any adverse circumstance, change or effect resulting, directly or indirectly, from the announcement, suspension or withdrawal of the rights offering being considered by the Company (as discussed with the Investors) if such rights offering does not exceed $5,000,000.

     "Company Notice" has the meaning ascribed to it in Section 7.16(c)(i).

     "Company Option" means any security, right, subscription, warrant, option, "phantom" stock right or other contract (other than the Company's Series A Convertible Exchangeable Preferred Stock or Series B Convertible Exchangeable Preferred Stock) that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of the Company or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of the Company or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of the Company, including any rights to participate in the equity, income or election of directors or officers of the Company.

     "Company Patents" means all Patents owned by the Company as of the date of this Agreement.

     "Company Recommendation" has the meaning ascribed to it in Section 7.4.

     "Company SEC Documents" means each form, report, schedule, statement and other document filed or required to be filed by the Company since December 31, 1999 under the Exchange Act or the Securities Act, including any filed amendment to such document, whether or not such amendment is required to be so filed, and, solely with respect to "bringing down" the representations and warranties in
Section 3.7(a) and 3.21(a) pursuant to Section 5.1(a), any amendments to such documents filed after the date of this Agreement, the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and each form, report, schedule, statement or other document filed or required to be filed by the Company after the date of this Agreement.

     "Company's knowledge," "the knowledge of the Company" and similar phrases incorporating the word "know" or "known" mean, with respect to any matter in question, actual knowledge of such matter held by any member of the board of directors or any member of the Management Team.

     "Company Trademarks" means all Trademarks owned or licensed by the Company as of the date of this Agreement.

     "Company Trade Secrets" means all Trade Secrets owned by the Company as of the date of this Agreement.

     "Consent of the Investors" means the written consent of each of Oxford, Sprout, and Venrock, as provided to the Company.

     "Copyrights" means U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), moral rights, rights of publicity and all registrations and applications to register the same.

     "Delaying Party" has the meaning ascribed to it in Section 8.1(b).

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Effectiveness Termination Date" has the meaning ascribed to it in Section 7.1(a)(i).

     "Electing Party" has the meaning ascribed to it in Section 7.16(c)(i).

     "Environmental Claim" means any claim, action, investigation or notice by any Person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law.

     "Environmental Law" means each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of the environment, human health or occupational health and safety, including ambient air, surface water, groundwater, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern, except to the extent relating to laws enforced by the FDA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the SEC promulgated thereunder.

     "FDA" means the United States Food and Drug Administration or any successor agency.

     "Financial Advisor" means Raymond James & Associates, Inc.

     "Financial Statements" means each of the audited consolidated financial statements and unaudited condensed interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Documents.

     "Force Majeure Event" means any of Sprout's, Venrock's or Oxford's failure to fulfill its obligation to deliver its applicable Aggregate Purchase Price to the Company at Closing either due to acts of God, terrorism, enemy or hostile governmental action, civil commotion, fire or other casualty, or due to the determination on the part of such Investor and its Affiliates not to continue making investments and to cease operations.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" means a court, arbitral tribunal, Regulatory Authority, administrative agency, commission or other governmental or other regulatory authority or agency, or any Person exercising the authority of any of the foregoing.

     "Holder" has the meaning ascribed to it in Section 7.8.

     "Inbound License Agreement" has the meaning ascribed to it in Section 3.18(e).

     "Income Statement Threshold" means any negative effects, that either individually or when considered in the aggregate together with other such effects, exceed One Million Five Hundred Thousand Dollars ($1,500,000) on the Company's net operating income or net income, excluding any Transaction Accounting Charge, as determined by comparing (i) the Company's audited Financial Statements for the year ended December 31, 2002 against the Company's unaudited financial statements for the same period (including any related notes and schedules) or (ii) the Company's actual net operating income or net income for the period from January 1, 2003 through the Closing to the Company's projected net operating income or net income for the same period (on an accrual basis and pursuant to projections furnished to the Investors on the date hereof) (including any related notes and schedules).

     "Income Statement Trigger" means any negative effect, that either individually or when considered in the aggregate together with other such effects, exceed Five Hundred Thousand Dollars ($500,000) on the Company's net operating income or net income, excluding any Transaction Accounting Charge, as determined by comparing (i) the Company's audited Financial Statements for the year ended December 31, 2002 against the Company's unaudited financial statements for the same period (including any related notes and schedules) or
(ii) the Company's actual net operating income or net income for the period from January 1, 2003 through the Closing to the Company's projected net operating income or net income for the same period (on an accrual basis and pursuant to projections furnished to the Investors on the date hereof) (including any related notes and schedules)

     "IND" has the meaning ascribed to it in Section 3.22(c).

     "Indemnification Agreement" has the meaning ascribed to it in Section 7.10.

     "Indemnified Party" has the meaning ascribed to it in Section 7.1(d)(iii).

     "Indemnifying Party" has the meaning ascribed to it in Section 7.1(d)(iii).

     "Initiating Request" has the meaning ascribed to it in Section 7.1(g).

     "Intellectual Property" means all of the following: Trademarks, Patents, Copyrights, Trade Secrets and all Internet domain names.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Investor Counsel" has the meaning ascribed to it in Section 7.1(c)(ix).

     "Investor Indemnitees" has the meaning ascribed to it in Section 7.12.

     "Investors" has the meaning ascribed to it in the forepart of the Agreement.

     "Investors' Agents" has the meaning ascribed to it in Section 7.1(d)(i).

     "IRS" means the United States Internal Revenue Service and any successor agency performing similar functions under the Internal Revenue Code.

     "Licenses" means all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred rights to use any of the foregoing.

     "Lock-Up Period" has the meaning ascribed to it in Section 7.8.

     "Management Team" shall mean Howard Robin, Marvin Tancer, Nassim Usman, Barry Polisky, Bharat Chowrira and Patti Ketchner.

     "Materials of Environmental Concern" means any material or substance that is designated by a governmental authority to be radioactive, toxic or hazardous including petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon and lead or lead-based paints and materials.

     "Nasdaq" shall mean the Nasdaq National Market.

     "Nasdaq Rules" means the rules and regulations adopted by the National Association of Securities Dealers, Inc. concerning Nasdaq listed companies.

     "NDA" has the meaning ascribed to it in Section 3.22(c).

     "New Business Model" has the meaning ascribed to it in the definition to Transaction Accounting Change.

     "New Securities" has the meaning ascribed to it in Section 7.16(b).

     "Nonpurchasing Investor" has the meaning ascribed to it in Section 7.16(c)(ii).

     "Observer" has the meaning ascribed to it in Section 7.20.

     "Outbound License Agreements" has the meaning ascribed to it in Section 3.18(e).

     "Oxford" has the meaning ascribed to it in Section 7.6(b).

     "Oxford Designee" has the meaning ascribed to it in Section 7.6(b).

     "Participation Notice" has the meaning ascribed to it in Section
7.16(c)(i).

     "Participation Right" has the meaning ascribed to it in Section 7.16(a).

     "Patents" means issued U.S. and foreign patents and pending patent applications, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, certificates of invention and like statutory rights.

     "Person" means any natural person, corporation, limited liability company, partnership (general or limited), business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "Pro Rata Share" has the meaning ascribed to it in Section 7.16(a).

     "Proxy Statement" has the meaning ascribed to it in Section 7.5(a).

     "Purchase Price" has the meaning ascribed to it in Section 2.1(a)(i).

     "Qualifying Restatement" means any restatement of any Form 10-Q filed by the Company with respect to any quarterly period in 2002 or 2003 or the Form 10-K filed by the Company for the year ending December 31, 2002 other than any restatement (i) disclosed in the Disclosure Schedule or made prior to the date hereof, (ii) not resulting primarily from the Company's failure to comply with Regulation S-X of the Rules and Regulations of the SEC, or (iii) primarily resulting from the New Business Model or any Transaction Accounting Charges.

     "Registrable Securities" means the Common Shares, and any other shares of Common Stock issued or issuable upon exercise of the Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)), and any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

     "Registration Expenses" has the meaning ascribed to it in Section 7.1(b).

     "Registration Statement" has the meaning ascribed to it in Section
7.1(a)(i).

     "Regulatory Authority" means the FDA and any counterpart of the FDA outside of the United States and other national, supra-national, regional, state and local regulatory agency, department, bureau, commission, council and other governmental entity with authority over the clinical testing, manufacture, storage, distribution, sale and use of drug products.

     "Representative" has the meaning set forth in Section 7.14.

     "Resigning Director" has the meaning ascribed to it in Section 5.1(e).

     "Restated Certificate" has the meaning ascribed to it in Section 5.1(i).

     "Reverse Stock Split" means an amendment to the Company's certificate of incorporation to effect a reverse stock split of the Common Stock whereby the Company shall issue one new share of Common Stock in exchange for not less than 5 shares nor more than 15 shares of its outstanding Common Stock, or such other number of shares of outstanding Common Stock as is mutually agreed upon by the Company and the Investors.

     "Rights Agreement" means the Rights Agreement between the Company and American Stock Transfer & Trust Company, dated as of November 22, 2000.

     "SEC" shall mean the U.S. Securities and Exchange Commission (or any successor thereto).

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the applicable rules and regulations of the SEC promulgated thereunder.

     "Selling Expenses" has the meaning ascribed to it in Section 7.1(b).

     "Sprout" has the meaning ascribed to it in Section 7.6(a).

     "Sprout Designee" has the meaning ascribed to it in Section 7.6(a).

     "Stockholder Approval" means approval by stockholders holding a majority (or other higher percentage that may be required by law or the Company's certificate of incorporation, as amended, or certificates of designation, as amended, or otherwise) of the outstanding Voting Stock, and of any other series of stock having the right to a separate series vote, present, in person or by proxy, at the Stockholders' Meeting or any other meeting of the Company's stockholders duly convened, of: (i) the Transactions, including the sale and issuance of the Common Shares and the Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) to the Investors in accordance with the terms of this Agreement, (ii) the Reverse Stock Split, (iii) an amendment to the Company's certificate of incorporation providing for action by written consent of the stockholders in lieu of a meeting, (iv) changing the name of the Company to a name to be mutually agreed upon by the Company and the Investors, and (v) amendments to the Company's 2001 Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan to merge the 1996 Stock Option Plan into the 2001 Stock Option Plan and to increase the number of shares reserved for issuance thereunder to a number of shares mutually determined by the Company and the Investors; provided, however, that subclauses (iii) and (iv) above shall be excluded from the definition of "Stockholder Approval" for purposes of
Section 5.1(g) and 6.1(b) herein.

     "Stockholders' Meeting" has the meaning ascribed to it in Section 7.4.

     "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or
(b) such Person or any other Subsidiary of such Person is a general partner or managing member (excluding any such partnership or limited liability company where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership or limited liability company).

     "Tax" and "Taxes" mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Offer" has the meaning ascribed to it in Section 7.21.

     "Title IV Plan" means a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code.

     "Trademarks" means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

     "Trade Secrets" means all trade secrets, and, to the extent actually protected as a trade secret under the law, computer software, databases, other confidential information, technology, know-how, proprietary processes, systems, or procedures, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information.

     "Transaction Accounting Charge" means any mandated or recommended accounting change or charge that is non-cash and that the Company demonstrates relates directly and primarily from a change in the Company's business plan discussed and contemplated by the parties hereto arising from the Transactions ("New Business Model").

     "Transaction Documents" means this Agreement, the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) and the other agreements and instruments to be executed pursuant to the terms of each such agreements, each as amended, modified or restated from time to time.

     "Transactions" means the transactions contemplated by this Agreement.

     "Venrock" has the meaning ascribed to it in Section 7.6(c).

     "Venrock Designee" has the meaning ascribed to it in Section 7.6(c).

     "Venture Investors" has the meaning ascribed to it in Section 7.20.

     "Voting Debt" shall mean any indebtedness of the Company having general voting rights or any debt convertible into securities having such rights.

     "Voting Stock" shall mean shares of Common Stock and any other securities of the Company having the ordinary power to vote generally in the election of members of the Company's board of directors.

     "Warrant" has the meaning ascribed to it in Section 2.1(a)(ii).

                                   SECTION 2

       PURCHASE AND SALE OF THE COMMON SHARES AND WARRANTS AT THE CLOSING.

     2.1 PURCHASE AND SALE OF THE COMMON SHARES AND WARRANTS AT THE CLOSING.

     (a) Subject to the terms and conditions hereof, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing:

          (i) that number of shares of Common Stock determined by dividing (aa) the dollar amount set forth opposite such Investor's name on Exhibit A hereto (the "Aggregate Purchase Price") by (bb) the per share purchase price of $0.33 (the "Purchase Price"), rounded down to the nearest whole number of shares (the shares of Common Stock so purchased, the "Common Shares").

          (ii) a warrant, in the form attached hereto as Exhibit B, exercisable for that number of shares of Common Stock equal to 20% of the Common Shares purchased by such Investor pursuant to Section 2.1(a)(i) above, at a per share exercise price equal to $0.42 (each, a "Warrant"); provided, however, the Company shall issue additional warrants to purchase an aggregate of 1,000,000 shares of Common Stock to the Investors on a pro rata basis based on the original dollar amounts set forth on Exhibit A. All additional warrants to be issued pursuant to the preceding proviso shall have the same terms as the Warrants.

The number of Common Shares to be purchased by the Investors at the Closing pursuant to Section 2.1(a)(i), and the Purchase Price applicable to such Common Shares and per share exercise price and number of underlying shares of Common Stock attributable to the Warrants (or the additional warrants to be issued pursuant to Section 2.1(a)(ii)), shall be proportionately adjusted for any subdivision or combination of Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise, including the Reverse Stock Split).

     (b) In addition, the parties hereto agree as follows:

          (i) if the Company is unable to satisfy the condition set forth in (1)
     Section 5.1(a) because breaches of its representations and warranties exceed the Income Statement Threshold, the Cash Flow Threshold or the Capitalization Threshold or (2) Section 5.1(p), the applicable condition will be deemed not to have been satisfied; provided, however, that if the Investors waive either or both such conditions, the parties shall proceed with the Closing, but the Purchase Price shall be adjusted downward by a total of $0.05 per share (resulting in a Purchase Price of $0.28), and the Company shall have no further liability to any Investor Indemnitee arising out of, or in connection with, the failure of either or both of such conditions except to the extent that any Losses of any Investor Indemnitee arising out of or in connection with, directly or indirectly, any such failure exceed, individually, or in the aggregate, $1,500,000;

          (ii) if the Company is able to satisfy the condition set forth in
     Section 5.1(a) because breaches of its representations and warranties do not exceed the Income Statement Threshold, the Cash Flow Threshold or the Capitalization Threshold, but any of the Income Statement Trigger, the Cash Flow Trigger or the Capitalization Trigger has been exceeded, the condition set forth in Section 5.1(a) will be deemed to have been satisfied, and the parties shall proceed with the Closing, but the Purchase Price shall be adjusted downward by $0.05 per share (resulting in a Purchase Price of $0.28), and the Company shall have no further liability to any Investor Indemnitee arising out of, or in connection with, the failure of such condition except to the extent that any Losses of any Investor Indemnitee arising out of, or in connection with, directly or indirectly, any such failure exceed individually, or in the aggregate, $1,500,000;

          (iii) if the Company is able to satisfy the condition set forth in
     Section 5.1(a) because breaches of its representations and warranties do not exceed the Income Statement Threshold, the Cash Flow Threshold or the Capitalization Threshold, and none of the Income Statement Trigger, the Cash Flow Trigger or the Capitalization Trigger has been exceeded, the condition set forth in Section 5.1(a) will be deemed to have been satisfied, and the parties shall proceed with the Closing, there shall be no adjustment to the Purchase Price pursuant to this Section 2.1(b); and

          (iv) the parties agree that the Purchase Price is subject to one of the potential Purchase Price adjustments set forth in Sections 2.1(b)(i) and 2.1(b)(ii) but shall not be subject to both potential Purchase Price Adjustments.

     (c) The closing of the purchase and sale of the Common Shares and the Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 or at such other place as shall be mutually agreed by the parties on the second Business Day (the "Closing Date") after satisfaction in full of the closing conditions set forth in Sections 5 and 6 herein, or waiver of any such closing conditions pursuant to the terms therein, or at such other time and place as may be agreed to by the Company and the Investors.

     (d) At the Closing, subject to the terms and conditions hereof, the Company shall deliver to each Investor a Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) and a certificate representing the Common Shares purchased by such Investor from the Company, dated as of the Closing Date, against payment of the full amount of such Investor's Aggregate Purchase Price by wire transfer of immediately available funds to the Company's bank account, and the Company shall register the issuance and ownership of the Common Shares and Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) so purchased in the stockholders' registry and books of the Company.

     2.2 LEGENDS; STOP TRANSFER ORDERS.

     (a) All certificates representing the Common Shares and shares of Common Stock issued or issuable upon exercise of the Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) shall bear the following legends:

               (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. RIBOZYME PHARMACEUTICALS, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT."

               (ii) "THE SALE, TRANSFER OR VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCK PURCHASE AGREEMENT BY AND AMONG RIBOZYME PHARMACEUTICALS, INC. AND THE INVESTORS NAMED THEREIN. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDERS OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF RIBOZYME PHARMACEUTICALS, INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF RIBOZYME PHARMACEUTICALS, INC."

               (iii) Any legend required by the blue sky or securities laws of any State or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended.

     (b) The certificates representing the Common Shares will be subject to a stop transfer order with the Company's transfer agent that restricts the transfer of such shares except in compliance with this Agreement.

     (c) The Company acknowledges and agrees that an opinion of counsel shall not be required upon the transfer by an Investor of any securities to an Affiliate of said Investor.

     2.3 VOTING AGREEMENTS. In order to induce the Investors to enter into this Agreement and to consummate the Transactions, concurrently with the execution and delivery of this Agreement, the members of the Management Team are executing and delivering voting agreements in favor of the Investors.

                                   SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Company Disclosure Schedule, and except as expressly contemplated herein or hereby, the Company represents and warrants to each Investor that:

     3.1 ORGANIZATION; QUALIFICATION. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required except where failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect. No proceeding has been instituted to revoke, limit or curtail such power, authority, or qualification in any jurisdiction.

     3.2 SUBSIDIARIES.

     (a) The Company does not have any Subsidiaries.

     (b) The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, other than publicly traded securities constituting less than five percent (5%) of the outstanding equity of the issuing entity.

     3.3 CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this Agreement, (i) 20,285,356 shares of Common Stock are issued and outstanding, (ii) no shares of Common Stock are issued and held in the treasury of the Company, (iii) 25,000 shares of preferred stock are designated as Series A Convertible Exchangeable Preferred Stock, 12,015 of which are issued and outstanding, (iv) 25,000 shares of preferred stock are designated as Series B Convertible Exchangeable Preferred Stock, 9,905 of which are issued and outstanding, and (v) 5,309,224 shares of Common Stock are reserved for issuance upon exercise of Company Options under the Company's stock option plans. Section 3.3(a) of the Company Disclosure Schedule lists, as of the date hereof, the holder of each outstanding Company Option, the number of shares of Common Stock (or, if applicable, other capital stock) for which such Company Option is exercisable, the exercise price of such Company Option, the extent to which such Company Option will vest upon consummation of any of the Transactions and the vesting schedule of such Company Option. All the outstanding shares of the Company's capital stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable federal, state and foreign securities laws. There is no Voting Debt of the Company issued and outstanding. As of the date hereof, (x) there is no capital stock of the Company authorized, issued or outstanding; (y) there is no existing option, warrant, call, pre-emptive right, subscription or other right, agreement, arrangement, understanding or commitment of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there is no outstanding contractual obligation of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock, or the capital stock of the Company, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

     (b) Other than the Voting Agreements, there is no voting trust or other agreement or understanding to which the Company is a party with respect to the voting of the capital stock of the Company.

     (c) No indebtedness of the Company contains any restriction upon (i) the prepayment of any indebtedness of the Company, (ii) the incurrence of indebtedness by the Company, or (iii) the ability of the Company to grant any lien on the properties or assets of the Company.

     3.4 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Warrants (and the additional warrants to be issued pursuant to Section 2.1(a)(ii)), to perform its obligations under this Agreement and the Warrants (and the additional warrants to be issued pursuant to Section 2.1(a)(ii)) and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement and the consummation by the Company of the Transactions, have been duly authorized by the Company's board of directors and, except for obtaining Stockholder Approval as contemplated by Section 7.4, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the Warrants (or the additional warrants to be issued pursuant to Section 2.1(a)(ii)) or the consummation by it of the Transactions. This Agreement and, as of the Closing, the Warrants (and the additional warrants to be issued pursuant to Section 2.1(a)(ii)), have been duly executed and delivered by the Company and, this Agreement, assuming due and valid authorization, execution and delivery hereof by the Investors, is and, as of the Closing, the Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) will be valid and binding obligations of the Company enforceable against the Company in accordance with its and their respective terms.

     3.5 VOTE REQUIRED. The affirmative vote of the holders of a 66 2/3% of the outstanding shares of Common Stock present in person or by proxy at a meeting of the Company's stockholders duly convened is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Transactions. No separate vote of any class or series of the Company's capital stock is necessary to approve the Transactions.

     3.6 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation, certificates of designation, the by-laws or similar organizational documents of the Company, each as amended, (b) require any material filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a material violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Company Agreement, (d) violate any order, writ, injunction, decree, or any material law, statute, rule or regulation applicable to the Company, or any of its material properties or assets, or (e) except for any restrictions on transfer generally arising under any applicable federal or state securities law, result in the creation or imposition of (or the obligation to create or impose) any mortgage, pledge, claim, lien, security interest, encumbrance, restriction or charge of any kind upon the Company or any of its properties or other assets.

     3.7 REPORTS AND FINANCIAL STATEMENTS.

          (a) The Company has filed in a timely manner with the SEC or Nasdaq, as applicable, the Company SEC Documents. As of their respective dates (or, if amended or superseded, as of the date of the last such amendment or superseding report filed prior to the date of this Agreement), the Company SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and of Nasdaq. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by
Section 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of it officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. Ernst & Young LLP, who have expressed its opinion and certified the audited Financial Statements, are independent public accountants as required by the Securities Act.

          (b) Each of the Financial Statements has been prepared from, and is in accordance with, the books and records of the Company. The Financial Statements complied, as of their respective dates, in all material respects with applicable accounting requirements and rules and regulations of the SEC. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed financial statements, to normal, recurring and year-end adjustments which were not and are not expected to be material in amount and the absence of certain notes) and fairly present in all material respects as of their respective dates (i) the financial position of the Company as of the dates thereof and (ii) the results of operations, changes in stockholders equity and cash flows of the Company for the periods presented therein.

     3.8 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Company's board of directors and committees of the Company's board of directors, and no meeting of any of such stockholders, the Company's board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

     3.9 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Financial Statements, and (b) for liabilities and obligations (absolute, accrued, contingent or otherwise) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, the Company does not have any material liability or obligation of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be disclosed on a balance sheet of the Company or in the notes thereto. The Company has not created any entities or entered into any transactions or created any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, for the purpose of avoiding disclosure required by GAAP.

     3.10 INTERIM OPERATIONS. Since the Balance Sheet Date, the business of the Company has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Balance Sheet, there has not been any Company Material Adverse Effect.

     3.11 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the Company has not:

          (a) suffered any Company Material Adverse Effect;

          (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds one hundred thousand dollars ($100,000) (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves or allowances;

          (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (d) permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, claim, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current Taxes not yet due;

          (e) cancelled any debt or waived any claim or right of substantial value;

          (f) sold, transferred, licensed, leased, pledged, mortgaged or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) or any material amount of property or assets, except in the ordinary course of business;

          (g) disposed of or permitted to lapse any right to the use of any Intellectual Property, or disclosed (other than to representatives of the Investors and Persons subject to a nondisclosure agreement) any Intellectual Property not yet a matter of public knowledge;

          (h) granted any material increase or accrual in or accelerated, any benefit or compensation payable or to become payable to any officer, director, employee or consultant, including any such increase, accrual or acceleration pursuant to any Company Benefit Plan except in connection with a promotion or job change or any general increase in the compensation payable or to become payable to officers, employees or directors in the ordinary course of business, or entered into or amended in any material way any employment, material consulting, severance, termination or material Company Benefit Plan agreement or arrangement;

          (i) made any single capital expenditure or commitment in excess of one hundred thousand dollars ($100,000) for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of one hundred thousand dollars ($100,000) for additions to property, plant, equipment or intangible capital assets;

          (j) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company;

          (k) made any change in any method of Tax or GAAP accounting or accounting practice that would or would reasonably be expected to result in any material change in the Financial Statements;

          (l) paid, loaned or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any member of the Management Team or directors or employees, except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation set as of January 1, 2003, which rates, if in excess of the rates of compensation paid during the year ended December 31, 2002, are set forth in Section 3.11(l) of the Company Disclosure Schedule;

          (m) except as expressly required by this Agreement, (i) amended its certificate of incorporation, certificates of designation, or by-laws or similar organizational documents, (ii) issued, sold, transferred, pledged, disposed of or encumbered any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than shares of Common Stock reserved for issuance on the date of this Agreement pursuant to the Company's stock option plans, the exercise of any options to purchase Common Stock outstanding on the date of this Agreement or existing agreements that require the Company to issue shares of Common Stock, or (iii) redeemed, purchased or otherwise acquired directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares (other than repurchases of restricted stock at the original purchase price pursuant to agreements outstanding on the date of this Agreement or entered into after the date of this Agreement in compliance with the provisions hereof);

          (n) terminated or modified or amended any of its material contracts or waived, released or assigned any material rights under any material contract or claims, except in the ordinary course of business and consistent with past practice;

          (o) revalued in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by GAAP;

          (p) permitted any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to and the prior Consent of the Investors, except policies providing coverage for losses not in excess of fifty thousand dollars ($50,000);

          (q) settled or compromised any pending or threatened suit, action or claim that (i) relates to the Transactions or (ii) the settlement or compromise of which would involve more than twenty-five thousand dollars ($25,000) or that would otherwise be material to the Company, or that primarily relates to any material Intellectual Property matter;

          (r) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company; or (s) agreed, whether in writing or otherwise, to take any action described in this section.

     3.12 LITIGATION. There is no action, suit, proceeding or Government Entity inquiry or investigation pending or, to the knowledge of the Company, threatened against or involving, the Company or any of its properties or other assets, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the Transactions. There is no fact or circumstance known to the Company that would reasonably be expected to give rise to any action, suit, proceeding, inquiry, or investigation against, relating to or affecting the Company or any of its properties or other assets. The Company is not subject to any judgment, order or decree that materially restricts its business practices or its ability to acquire any property or conduct its business in any area.

     3.13 EMPLOYEE BENEFIT PLANS.

          (a) Section 3.13 of the Company Disclosure Schedule lists each Company Benefit Plan.

          (b) With respect to each Company Benefit Plan, the Company has made available to the Investors a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description and summary of material modifications, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, (iii) the most recent annual report (Form 5500) filed with the IRS) (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, if applicable, (v) the most recent determination letter, if any, issued by the IRS and any pending request for a determination letter, if any, and (vi) each registration statement, permit application and prospectus. Neither the Company nor, to the knowledge of the Company, any other Person or entity, has any express or implied commitment, whether legally enforceable or not, to continue (for any period), modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code.

          (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Internal Revenue Code (including the prohibited transaction rules thereunder), and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the Balance Sheet. No suit, administrative proceeding, action or other adverse proceeding or claim is currently pending or, to the Company's knowledge, threatened in writing against or with respect to any such Company Benefit Plan (other than routine benefits claims) and there is no pending audit or inquiry by the Internal Revenue Service or United States Department of Labor with respect to any Company Benefit Plan. To the knowledge of the Company, there exists no condition or set of circumstances that could subject the Company to any material liability (other than for routine benefit liabilities) relating in any way to any Company Benefit Plan.

          (d) Each Company Benefit Plan can be amended, discontinued or terminated at any time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) liabilities for which sufficient assets are set aside in a trust or insurance contract to satisfy such liability or which are reflected on the Balance Sheet).

          (e) Each Company Benefit Plan and its related trust that is intended to qualify under Section 401(a) or 4975(e)(7) and Section 501(a), respectively, of the Internal Revenue Code has received a favorable determination letter from the IRS as to such qualified status or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and was valid when issued as to the adopting employer.

          (f) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or the minimum funding rules of ERISA or the Internal Revenue Code and no Company ERISA Affiliate has sponsored or contributed to or been required to contribute to any such pension plan.

          (g) With respect to each Company Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV of ERISA or the minimum funding rules of ERISA or the Internal Revenue Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty (30) days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001 (a) (18) of ERISA). No material liability under Title IV of ERISA has been incurred by the Company or any other Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. The assets of the Company are not the subject of any lien arising under ERISA or
Section 412(n) of the Internal Revenue Code.

          (h) Except as required by law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To the knowledge of the Company, the Company is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

          (i) The Company has made available to the Investors true, complete and correct copies of (i) all consulting agreements of the Company providing for total annual compensation (including all salary and bonuses) in excess of one hundred thousand dollars ($100,000) and all employment agreements with officers,
(ii) all severance plans, agreements, programs and policies of the Company with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company with or relating to its employees, directors or consultants which contain "change of control" provisions. The consummation of the Transactions will not, alone or in conjunction with any other possible event (including termination of employment)
(i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).

          (j) The execution of this Agreement, and performance of the Transactions, will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan or agreement that would reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Company whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code).

     3.14 TAX MATTERS.

          (a) The Company has duly and timely filed all Tax Returns that are required to be filed, and has duly and timely paid or caused to be duly paid in full all Taxes reflected on such Tax Returns. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All material unpaid Taxes owed by the Company relating to periods or portions of periods through the Balance Sheet Date (whether or not shown on any Tax Return) are reflected on the Financial Statements. Since the Balance Sheet Date, the Company has not incurred any liability for any Taxes other than in the ordinary course of business. The Company has not received written notice of any claim made by an authority in a jurisdiction where the Company, does not file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction.

          (b) The federal income Tax Returns of the Company have never been audited by the Internal Revenue Service. The Company has not waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (c) No federal, state, local or foreign audit, examination or other administrative proceeding is pending or, to the knowledge of the Company, threatened in writing with regard to any Taxes or Tax Returns of the Company. There is no dispute or claim concerning any Tax liability of the Company either claimed or raised by any taxing authority in writing.

          (d) The Company is not a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code.

          (e) The Company has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Internal Revenue Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Internal Revenue Code) owned by the Company.

          (f) The Company has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Internal Revenue Code.

          (g) The Company is not a party to any material Tax sharing, Tax indemnity or other agreement or arrangement with any entity not included in the Company's financial statements most recently filed by the Company with the SEC.

          (h) The Company has not been a member of any affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, or any similar affiliated or group for Tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any Person (other than the Company) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     3.15 TITLE TO PROPERTIES; ENCUMBRANCES. The Company has good, valid and marketable title to all the material properties and assets which it purports to own (real, personal and mixed, tangible and intangible) and which are reflected in the Balance Sheet, and all the material properties and assets purchased by the Company since the date of the Balance Sheet, in each case free and clear of all mortgages, title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, except, with respect to all such properties and assets: (a) liens shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default exists;
(b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; and (c) liens for current Taxes not yet due. The rights, properties and other assets presently owned, leased or licensed by the Company and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company to conduct its businesses in all material respects in the same manner as its businesses have been conducted prior to the date hereof.

     3.16 LEASES. Section 3.16 of the Company Disclosure Schedule contains an accurate and complete description of the terms of all material leases pursuant to which the Company leases real or personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect. To the Company's knowledge, there is no existing material default by the Company thereunder, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder.

     3.17 ENVIRONMENTAL LAWS. (a) The Company is in compliance in all material respects with all Environmental Laws, including compliance with any permits or other governmental authorizations or the terms and conditions thereof, (b) the Company has not received any written communication or notice (or, to the knowledge of the Company, any verbal communication or notice), whether from a governmental authority or otherwise, alleging any material violation of or material noncompliance with any Environmental Laws by the Company, and there is no pending or, to the knowledge of the Company, threatened material Environmental Claim against the Company; and (c) to the knowledge of the Company, there is no past or present fact or circumstance that could reasonably be expected to result in any Environmental Claim against the Company or any environmental liability of the Company which could reasonably be expected to result in a Company Material Adverse Effect.

     3.18 INTELLECTUAL PROPERTY.

          (a) Section 3.18(a) of the Company Disclosure Schedule contains a true and complete list of all of the Company Patents, registered Company Copyrights, Company Trademarks, and the Company's Internet domain names.

          (b) TRADEMARKS. To the Company's knowledge, all Company Trademark registrations and any Trademarks that are the subject of an Inbound License Agreement are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Company Trademark in question. To the Company's knowledge, no registered Company Trademark or any Trademark that is the subject of an Inbound License Agreement is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the knowledge of the Company, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement. To the knowledge of the Company, there has been no prior use of any material Company Trademark or any Trademark that is the subject of an Inbound License Agreement by any third party that confers upon said third party superior priority to register such Company Trademark or Trademark that is the subject of an Inbound License Agreement.

          (c) PATENTS. To the Company's knowledge, all issued Company Patents and any Patents that are the subject of an Inbound License Agreement are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use, if required by law) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Company Patent or Patent that is the subject of an Inbound License Agreement in question. To the Company's knowledge, no Company Patent or Patent that is the subject of an Inbound License Agreement is now involved in any interference, reissue or reexamination proceeding in the United States Patent and Trademark Office. To the knowledge of the Company, no such action has been threatened within the one (1)-year period prior to the date of this Agreement. To the knowledge of the Company, there is no issued patent or patent application of any third party that invalidates any claim of any issued Company Patent or Patent that is the subject of an Inbound License Agreement.

          (d) TRADE SECRETS. The Company has taken reasonable steps in accordance with normal industry practice to protect its rights in the Company's confidential information and its Trade Secrets, the secrecy of which is material to the currently conducted and currently contemplated business of the Company. Without limiting the generality of the foregoing, the Company generally enforces a policy of requiring each relevant employee, consultant and contractor to execute agreements that contain provisions designed to prevent unauthorized disclosure of the Trade Secrets and all other confidential Intellectual Property of the Company. With respect to employees, such agreements assign to the Company all rights to any Intellectual Property relating to the Company's business that is developed by the employee in the course of his or her activities as an employee of the Company. With respect to contractors and consultants, the agreements either assign all Intellectual Property rights developed pursuant to the agreement, which the Company determined at the time was material to its business or license such rights on agreed upon terms. Except under confidentiality obligations, to the Company's knowledge, there has been no disclosure by the Company, or any of its employees, consultants, or contractors of any material Trade Secrets or other confidential Intellectual Property of the Company.

          (e) LICENSE AGREEMENTS. Section 3.18(e)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company any material right to incorporate any Intellectual Property into any commercial product of the Company other than software commercially available on reasonable terms to any person for a license fee of no more than one hundred thousand dollars ($100,000) (collectively, the "Inbound License Agreements"). Section 3.18(e)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company licenses or grants a third party material rights to incorporate any rights under any Company Intellectual Property into any commercial product of such third party (collectively, the "Outbound License Agreements"). To the Company's knowledge, there is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

          (f) OWNERSHIP. The Company owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all its material Intellectual Property used in its business, as it is currently conducted and currently contemplated in the field of ribozymes, ribozyme diagnostics, RNA interference (RNAi) involving small interfering nucleic acid (siNA, including siRNA) molecules, and process development/cGMP manufacturing of RNA and siNA, including siRNA. The Intellectual Property identified in Section 3.18(a) of the Company Disclosure Schedule, together with the Company's Trade Secrets, unregistered copyrights, and the Company's rights under the licenses granted to the Company under the Inbound License Agreements and any other Intellectual Property owned by the Company or to which the Company has a license or other right to use, constitute all the material Intellectual Property rights used in the operation of the Company's business as it is currently conducted and currently contemplated in the field of ribozymes, ribozyme diagnostics, RNAi involving small interfering nucleic acid (siNA, including siRNA) and process development/cGMP manufacturing of RNA and siNA, including siRNA and, to the Company's knowledge, are all the Intellectual Property rights the Company is likely to utilize to operate such business after the Closing in substantially the same manner as such business (in the field of ribozymes, ribozyme diagnostics, RNAi involving small interfering nucleic acid (siNA, including siRNA) and process development/cGMP manufacturing of RNA and siNA, including siRNA) has been operated by the Company prior thereto.

          (g) PROTECTION OF IP. The Company has taken reasonable steps to protect the material Intellectual Property of the Company.

          (h) NO INFRINGEMENT BY THE COMPANY. To the Company's knowledge, none of the products manufactured, marketed, used, sold or licensed by the Company involving ribozymes, ribozyme diagnostics, RNAi involving small interfering nucleic acid (siNA, including siRNA) and process development/cGMP manufacturing of RNA and siNA, including siRNA and none of the Intellectual Property used by the Company in the conduct of the Company's businesses as currently conducted and currently contemplated in the field of ribozymes, ribozyme diagnostics, RNAi involving small interfering nucleic acid (siNA, including siRNA) and process development/cGMP manufacturing of RNA and siNA, including siRNA infringes upon, violates or constitutes the unauthorized use of any valid and enforceable rights owned or controlled by any third party.

          (i) NO PENDING OR THREATENED INFRINGEMENT CLAIMS. No litigation to which the Company is a party is now pending and, to the Company's knowledge, no notice or other claim in writing has been received by the Company within the one
(1) year prior to the date of this Agreement, (i) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or
(ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by or exclusively licensed to or by the Company. To the Company's knowledge, no Intellectual Property (y) that is owned by the Company is subject to any outstanding order, judgment, decree, stipulation or agreement materially restricting the use, sale, transfer, assignment or licensing thereof by the Company, except as may be specifically provided in any such Outbound License Agreement or other Licenses, or (z) that is the subject of an Inbound License Agreement is, to the knowledge of the Company, subject to any outstanding judgment, decree, stipulation or agreement materially restricting the use, sale, transfer, assignment or licensing thereof by the Company, except as provided in the Inbound License Agreements or other Licenses.

          (j) NO INFRINGEMENT BY THIRD PARTIES. To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or licensed by the Company. No such claims have been brought against any third party by the Company

          (k) ASSIGNMENT; CHANGE OF CONTROL. The execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or materially alter, any of the Company's material rights to own any of its Intellectual Property or its material rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

     3.19 EMPLOYMENT MATTERS.

          (a) The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and the Company is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There is no pending claim against the Company under (i) any workers compensation plan or policy or (ii) for long-term disability benefits. There is no controversy pending or, to the knowledge of the Company, threatened, between the Company and any of its employees which controversies have resulted, or would result, in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. The Company is not a party to any collective bargaining agreement or other labor union contract. To the Company's knowledge, no employees of the Company are in violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employee of the Company has given written notice to the Company, and the Company is not otherwise aware, that any such employee intends to terminate his or her employment with the Company.

          (b) Section 3.19(b) of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise), the date of employment and a description of position and job function of each current salaried employee, director, consultant of the Company, member of the Management Team, or Vice President of the Company whose annual compensation exceeded (or, in 2003, is expected to exceed) one hundred thousand dollars ($100,000).

          (c) All officers, employees and consultants of the Company have signed proprietary rights and confidentiality agreements in substantially the forms set forth in Section 3.19(c) of the Company Disclosure Schedule.

     3.20 COMPLIANCE WITH LAWS AND AGREEMENTS. The Company is in compliance in all material respects with, and has not violated in any material respect any applicable material law, rule or regulation of any United States federal, state, local, or foreign Governmental Entity applicable to the Company, and no notice, charge, claim, action or assertion has been received by the Company or has been filed, commenced or, to the Company's knowledge, threatened against the Company alleging any such violation. The Company has all licenses, permits and approvals required under such laws, rules and regulations and such licenses, permits and approvals are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to result in a Company Material Adverse Effect.

     3.21 CONTRACTS AND COMMITMENTS.

          (a) Except for agreements, contracts and commitments filed as exhibits to the Company SEC Documents, the Company does not have any agreements, contracts and commitments which are material to the Company.

          (b) No purchase contract or commitment of the Company continues for a period of more than twelve (12) months or is in excess of the normal, ordinary and usual requirements of business.

          (c) The Company has no outstanding contracts with any officer, employee, agent, consultant, advisor, salesperson, sales representative, distributor or dealer that is not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any material bonus or commission based on sales or earnings.

          (d) The Company has no employment agreement, or any other similar agreement that contains any severance or termination pay liabilities or obligations.

          (e) The Company is not in default under or in violation of, nor to the Company's knowledge, is there any valid basis for any claim of default, under or in violation of, any material Company Agreement.

          (f) The Company is not restricted by agreement from carrying on its business anywhere in the world.

          (g) The Company does not have any debt obligations for borrowed money, including any guarantee of or agreement to acquire any such debt obligation of others, or any power of attorney outstanding or any obligation or liability (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise with respect to the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity.

          (h) All agreements, contracts, and commitments required to be filed by the Company under the Exchange Act or the Securities Act have been filed in a timely manner with the SEC.

     3.22 REGULATORY COMPLIANCE.

          (a) The Company is in material compliance with all statutes, rules and regulations of any Regulatory Authority with respect to the evaluation, testing, manufacturing, distributing and marketing of each of their products, in whatever stage of development, to the extent that the same are applicable to the Company's business as it is currently conducted and proposed to be conducted in applications heretofore filed with Regulatory Authorities, including those relating to investigational use, premarket clearance, current "Good Manufacturing Practices", current "Good Laboratory Practices", current "Good Clinical Practices" labeling, advertising, record keeping, reporting of adverse events, filing of reports and security.

          (b) Section 3.22(b) of the Company Disclosure Schedule sets forth a true, complete and accurate list of the products that are currently being developed, tested, manufactured, marketed, distributed, sold or licensed in or out by the Company as of the date of this Agreement.

          (c) Section 3.22(c) of the Company Disclosure Schedule sets forth a true, complete and accurate list of each of the Company's pending and approved New Drug Applications ("NDAs"), Investigational New Drug Applications ("INDs") and similar state and foreign regulatory filings as of the date of this Agreement. True and complete copies of such NDAs, INDs and similar regulatory filings, including all supplements, amendments, and annual reports, have heretofore been made available to the Investors. True and complete copies of all correspondence from the FDA, and similar state and foreign Regulatory Authorities, and the Company's responses have heretofore been made available to the Investors. As to each drug for which such an application has been approved or become effective, the Company is in substantial compliance with 21 U.S.C.
Section 355 or 21 C.F.R. Parts 312, and 314 et seq., respectively, and similar state and foreign laws and regulations and all terms and conditions of such applications. As to each such drug, the Company, and its officers, employees, agents and representatives have included in the application for such drug, where required, the certification described in 21 U.S.C. Section 335a(k)(1) and any similar state and foreign law and regulation and the list described in 21 U.S.C.
Section 335a(k) (2) and any similar state and foreign law and regulation, and such certification and such list was in each case true and accurate when made and remained true, complete and accurate thereafter. In addition, the Company is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar state and foreign laws and regulations.

          (d) Section 3.22(d)(i) of the Company Disclosure Schedule sets forth a true, complete and accurate list of (A) Form 483s, (B) Notices of Adverse Findings and (C) warning letters or other correspondence from the FDA and other Regulatory Authorities in which the FDA or any such authority asserted that the operations of the Company may not be in compliance with applicable laws, regulations, orders, judgments or decrees, in each case received by the Company from the FDA or any such authority and the response of the Company to the FDA and/or any such authority to such notices from the FDA and/or any such authority. True and complete copies of such Form 483s, Notices of Adverse Findings, warning letters and other correspondence and the Company's responses have heretofore been made available to the Investors. All operations of the Company have been and are being conducted in substantial compliance with all FDA requirements as summarized in Section 3.22(a) above.

          (e) The Company has made available to the Investors all Adverse Reaction Reports filed by the Company with all Regulatory Authorities with respect to its Phase I and Phase II studies.

          (f) Neither the Company nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Regulatory Authority or other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority or other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Regulatory Authority or other Governmental Entity to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the knowledge of the Company, any officer, any employee or agent, acting on behalf of the Company, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar state or foreign law or regulation or for which debarment is authorized by 21 U.S.C. Section 335a(b) or any similar state or foreign law or regulation.

     3.23 STUDIES. The clinical, preclinical, safety and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or the Company's products or product candidates under development have participated, were and, if still pending, are being conducted in material compliance with, and the Company has operated within and is in material compliance with, all applicable rules, regulations and policies of the FDA and other Regulatory Authorities. The Company has not received any notices or other correspondence from the FDA, other Regulatory Authorities, or any other Governmental Entity requiring the termination, suspension, modification, or withdrawal of any clinical, pre-clinical, safety or other studies or tests.

     3.24 RIGHTS AGREEMENT; DELAWARE 203 APPROVAL. The Company has taken all action necessary under the Rights Agreement, so that the execution of this Agreement and any amendments thereto by the parties hereto and the consummation of each of the Transactions shall not cause a Distribution Date, a Stock Acquisition Date or a Flip-in Event or Flip-over Event (as such terms are defined in the Rights Agreement) to occur. Prior to the date of this Agreement, the Company's board of directors, at a meeting duly called and held, has (a) determined that the Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the stockholders of the Company, (b) approved the Transactions, and (c) resolved to recommend that the stockholders of the Company approve the Transactions. The action taken by the Company's board of directors constitutes approval of the Transactions under the provisions of
Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the Transactions, and such approval has not been amended, rescinded or modified. No other state takeover, antitakeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Transactions. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to this Agreement or the Transactions, the Company shall take all reasonable action necessary to render such statute inapplicable to all of the foregoing. On or prior to the date of this Agreement, (i) each of the Resigning Directors has submitted written resignations from the boards of directors of the Company and all committees thereof, effective as of, and subject only to the occurrence of, the Closing, and (ii) the Company's board of directors has appointed to the Company's board of directors the Oxford Designee, the Sprout Designees and the Venrock Designee, effective immediately following, and subject only to the occurrence of, the Closing and the effectiveness of the resignations of their respective predecessors (the "Board Consent"), a copy of each such resignation and the Board Consent having been delivered to the Investors and their counsel.

     3.25 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company, nor to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has used any corporate or other funds for any unlawful contribution, payment, gift, or entertainment, or made any unlawful expenditure relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither the Company, nor to the Company's knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company, has accepted or received any unlawful contribution, payment, gift or expenditure. The Company is in compliance with the provisions of Section 13(b) of the Exchange Act.

     3.26 INSIDER INTERESTS; RELATED-PARTY TRANSACTIONS. Except for inventors who have assigned their patent rights to the Company and which assignments have been filed with the United States Patent and Trademark Office, to the Company's knowledge no executive officer or director of the Company has any material interest in any material property, real or personal, tangible or intangible, including any invention, patent, trademark or trade name, used in or pertaining to the business of the Company. Section 3.26 of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the date hereof, of any transaction, arrangement or relationship involving an amount of $50,000 or more that any director, officer or other affiliate of the Company has or has had in the last three (3) years, directly or indirectly relating to, (i) an economic interest in, or the right to receive an economic benefit from, any person that has furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in, or the right to receive an economic benefit from, any person that purchases from or sells or furnishes to, the Company, any goods or services; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in, or the right to receive an economic benefit from, any person" for purposes of this Section 3.26.

     3.27 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee payable by the Company in connection with any of the Transactions except for amounts paid or payable to the Financial Advisor. The Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) to the Financial Advisor except as set forth in the amended and restated engagement letter between the Company and the Financial Advisor, which letter is included in Section 3.27 of the Company Disclosure Schedule.

     3.28 NOT AN INVESTMENT COMPANY. The Company is not, and after giving effect to, but only giving effect to, the offering and sale of the Common Shares and Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) (without consideration to the application of the proceeds, other than to the extent such proceeds are used for internal research and development, working capital or operating expenses) will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     3.29 INSURANCE. The Company is insured by insurance providers that, to the Company's knowledge, are financially sound and reputable. The Company is insured by such providers with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for the business of the Company, including worker's compensation insurance, directors' and officers' liability insurance and policies covering real and personal property owned or leased by the Company against loss, theft, damage, destruction, acts of vandalism fire and earthquakes and general liability. The Company believes that it will be able to renew its existing insurance coverage as and when such policies expire or to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Company Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied. The Company does not have any liability for which any claim may be made against the Company's insurance policies and, to the Company's knowledge, no event or circumstance has occurred which is likely to result in such claim.

     3.30 COMPLIANCE WITH SECURITIES LAWS. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4 hereof, the offer and sale by the Company of the Common Shares and any Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) contemplated hereunder is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration requirements of all applicable state securities and "blue sky" laws. The Company has not issued, offered or sold any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock) within the six (6) month period preceding the date hereof or taken any other action, or failed to take any action, that, in any such case, would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Common Shares as contemplated hereby or (ii) cause the offering of the Common Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act. The Company shall not directly or indirectly take, and shall not permit any of its directors, or officers indirectly to take, any action (including any offering or sale to any person or entity of the Common Shares or any Common Stock) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the offer and sale to the Investors of the Common Shares as contemplated by this Agreement, including the filing of a registration statement under the Securities Act. No form of general solicitation or advertising within the meaning of Rule 502(c) under the Securities Act has been used or authorized by the Company or any of its officers or directors in connection with the offer or sale of the Common Shares or the Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) as contemplated by this Agreement or any other agreement to which the Company is a party.

     3.31 NO MANIPULATION OF STOCK. The Company has not taken, nor will take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock, including to facilitate the sale or resale of the Common Shares.

     3.32 OFFERING MATERIALS. The Company has not distributed and the Company will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Common Shares.

     3.33 REGISTRATION RIGHTS. There are no registration or other similar rights to have any securities registered under the Registration Statement and no other registration rights exist with respect to the issuance or registration of the Common Shares by the Company under the Securities Act which have not been satisfied.

     3.34 DISCLOSURE. To the Company's knowledge, after due and reasonable investigation, no representation or warranty made by the Company contained in this Agreement and no statement contained in the Company Disclosure Schedule or in or any exhibit or schedule to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   SECTION 4

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS

     Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

     4.1 AUTHORIZATION. (i) Such Investor has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (B) as limited by equitable principles generally.

     4.2 INVESTMENT EXPERIENCE. Such Investor is an "Accredited Investor" as defined in Rule 501(A) under the Securities Act. Such Investor is aware of the Company's business affairs and financial condition and has had access to due diligence information, and the opportunity to ask questions of, and receive answers from, representatives of the Company, in each case concerning the finances, operations, and business of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)). Such Investor has such sophistication, knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investing in the Company, and has the ability to bear the economic risks of investing in the Company, including a complete loss of such investment.

     4.3 INVESTMENT INTENT. Such Investor is purchasing the Common Shares and the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Such Investor understands that its acquisition of the Common Shares and the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Investor's investment intent as expressed herein. Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Shares and the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)), except in compliance with the terms of this Agreement and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder.

     4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Such Investor further acknowledges and understands that the Common Shares and the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Such Investor understands that the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) and the certificate(s) evidencing the Common Shares will be imprinted with a legend that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) except as otherwise provided in Section 2.3(c), if the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.5 NO LEGAL, TAX OR INVESTMENT ADVICE; NO RELIANCE ON FAIRNESS OPINION. Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase of the Common Shares or the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and the Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)). Such Investor has not, and will not, rely on the fairness opinion, if any, that the Financial Advisor may deliver to the Company's board of directors with respect to the Transactions.

                                   SECTION 5

                     CONDITIONS TO CLOSING OF THE INVESTORS

     5.1 CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING. The obligation of each Investor to purchase the Common Shares and Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) at the Closing under this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any of which may be waived, subject to Section 9.1 herein, in whole or in part by Consent of the Investors:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of the date hereof and at and as of the Closing with the same force and effect as if they had been made on and as of said date (other than representations and warranties made specifically with reference to a particular date, which shall have been true and correct in all respects as of such date), except in each case, or in the aggregate, breaches of any one or more representations and warranties will not be considered a failure to satisfy this condition unless such breaches, would, or would reasonably be expected to, (i) constitute a Company Material Adverse Effect, (ii) exceed the Income Statement Threshold, (iii) exceed the Cash Flow Threshold, or (iv) exceed the Capitalization Threshold (with each of (i), (ii), (iii) and (iv) measured independently).

          (b) COVENANTS. Each covenant, agreement and condition contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

          (c) COMPLIANCE WITH LAWS. The purchase of the Common Shares and Warrant (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) by each Investor hereunder shall be legally permitted by all laws and regulations to which each Investor or the Company is subject (including all applicable federal, state and foreign securities laws).

          (d) NO INJUNCTIONS OR REGULATORY RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or Governmental Entity or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; nor shall there be any action taken, or any law or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that would prohibit their consummation.

          (e) DIRECTOR RESIGNATIONS. Such incumbent directors shall have submitted written resignations from the board of directors and all committees thereof, effective as of the Closing (the "Resigning Directors"), as are necessary to (i) result in four vacancies on the Company's board of directors immediately after the Closing and (ii) permit the following designees to the Company's board of directors to take or hold office pursuant to Section 7.6: the Sprout Designees, the Oxford Designee and the Venrock Designee.

          (f) BOARD OF DIRECTORS DESIGNEES. The Company's board of directors (which shall have seven directors as of the Closing) shall have appointed, effective as of the Closing and subject to the resignations set forth in Section 5.1(d) above, the Sprout Designees, the Oxford Designee, and the Venrock Designee as members of the Company's board of directors. In addition, (i) one Sprout Designee, the Venrock Designee or the Oxford Designee (initially, it shall be the Venrock Designee) and one outside director not affiliated with the Investors will be appointed to the compensation committee (which shall have a total of three members), and (ii) one Sprout Designee, the Oxford Designee, the Venrock Designee and one outside director not affiliated with the Investors will be appointed to the nominating committee (which shall have a total of four members), and each of such appointments shall be in full force and effect and shall not have been amended, modified or rescinded, either directly or indirectly.

          (g) STOCKHOLDER APPROVAL. Stockholder Approval shall have been obtained.

          (h) OPINION OF THE COMPANY'S' COUNSEL. Each Investor shall have received from Stroock & Stroock & Lavan LLP, counsel to the Company, an opinion letter addressed to such Investor in the form attached as Exhibit C dated as of the Closing Date. Each Investor shall have received from McDonnell Boehnen Hulbert & Berghoff, intellectual property counsel to the Company, an opinion letter addressed to such Investor in the form attached as Exhibit D dated as of the Closing Date.

          (i) AMENDED CERTIFICATE OF INCORPORATION. The Company shall have filed with the Secretary of State of the State of Delaware the amendment and restatement of its amended and restated certificate of incorporation in effect as of the date of this Agreement in form and substance to be agreed upon among the Company and the Investors and shall include all appropriate applicable provisions set forth in the definition of Stockholder Approval (the "Restated Certificate"); provided, however, the Company and each Investor agree and acknowledge that the Restated Certificate will not include (and this closing condition shall not apply to) the amendment providing for action by written consent of the stockholders in lieu of a meeting if Stockholder Approval is not obtained with respect to such provision.

          (j) NON-COMPETITION AGREEMENTS. Each of the key employees and consultants of the Company identified on Schedule 5.1(j) shall have entered into a Non-Competition and Non-Solicitation Agreement substantially in the form of Exhibit E hereto.

          (k) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred, and no event or circumstance shall have occurred or arisen that would reasonably be expected to result in any Company Material Adverse Effect.

          (l) EXECUTIVE RECRUITING FIRM. The Company shall have retained an executive recruiting firm, reasonably acceptable to the Investors, to conduct a search for a Senior Vice President of Development.

          (m) THIRD PARTY CONSENTS AND AGREEMENTS. The Company shall have received the consents, approvals, waivers, and assignments listed (or required to be listed) in Section 5.1(m) of the Company Disclosure Schedule and all such consents, approvals, waivers and assignments shall be in full force and effect. The agreements listed in Sections 3.11(n)(7) and 3.11(n)(8) of the Company Disclosure Schedule shall be in full force and effect.

          (n) BYLAWS. The bylaws of the Company shall have been amended to give effect to the agreements contemplated herein.

          (o) OFFICERS' CERTIFICATES. The Company shall have delivered to the Investors a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit F-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in Exhibit F-2 hereto.

          (p) LITIGATION REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 3.12 hereof shall be true and correct in all material respects as of the date hereof and at and as of the Closing with the same force and effect as if they had been made on and as of said date except breaches with respect to (i) litigation resulting directly from the announcement or pendency of this Agreement, the disclosure or filing of this Agreement or any other Transaction Documents with the SEC, the Stockholders' Meeting, any announcement or disclosure after the date hereof of the New Business Model or the Closing, or (ii) the failure of the Company to obtain approval of the settlement of the stockholder class action lawsuit set forth in Section 3.12 of the Company Disclosure Schedule, none of which shall constitute a failure of this condition.

          (q) CLOSING PROCEEDS. Each of Sprout, Venrock and Oxford shall have delivered its applicable Aggregate Purchase Price to the Company; provided, however, this condition shall only be deemed to have failed if the reason any such Investor fails to deliver its applicable Aggregate Purchase Price is due solely to a Force Majeure Event.

                                   SECTION 6

                      CONDITIONS TO COMPANY'S OBLIGATIONS.

     6.1 CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to sell and issue the Common Shares and Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Company:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties made by each Investor in Section 4 hereof shall be true and correct in all material respects at and as of the Closing with the same force and effect as if they had been made on and as of the same date.

          (b) STOCKHOLDER APPROVAL. Stockholder Approval shall have been obtained.

          (c) COMPLIANCE WITH LAWS. At the Closing, the Investors shall be in compliance with all laws and regulations (including all applicable federal, state and foreign securities laws) applicable to the purchase of the Common Shares and the Warrants (including the additional warrants to be issued pursuant to Section 2.1(a)(ii)) by the Investors hereunder shall.

          (d) NO INJUNCTIONS OR REGULATORY RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or Governmental Entity or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; nor shall there be any action taken, or any law or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that would prohibit their consummation.

          (e) CLOSING PROCEEDS. Each of Oxford, Sprout and Venrock shall have delivered its applicable Purchase Price to the Company.

                                   SECTION 7

                            COVENANTS OF THE COMPANY

     7.1 REGISTRATION RIGHTS. The Investors shall have the following registration rights:

          (a) Shelf Registration.

               (i) REGISTRATION. The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event no later than five (5) days after the Closing, a registration statement including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of the Registrable Securities (the "Registration Statement"). The Registration Statement shall be on an appropriate form permitting registration of such securities for resale by such Investors in accordance with the methods of distribution elected by the Investors and set forth in the Registration Statement. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than five (5) Business Days after receipt of notice of "no review" by the SEC or ninety (90) days from the initial filing of such Registration Statement in the event of SEC review, and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the second anniversary of the expiration of the Lock Up Period and (ii) such date as all securities registered on such Registration Statement have been resold (the earlier to occur of (i) and (ii) is the "Effectiveness Termination Date"); provided, however, that the Company may suspend sales of Common Stock pursuant to such Registration Statement for a period of not more than forty-five (45) days in the aggregate for all cases in which it determines in good faith that such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided further and subject to the provisions of this Section 7.1(a)(i), the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading. At the time the Registration Statement is declared effective, each Investor shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

               (ii) If the Registration Statement ceases to be effective for any reason at any time prior to the applicable Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

               (iii) The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by Consent of the Investors.

               (iv) Each Investor agrees that if such Investor wishes to sell securities pursuant to the Registration Statement, it will do so only in accordance with Section 7.1 of this Agreement.

          (b) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registrations pursuant to Section 7.1(a) shall be borne by the Company. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 7.1(a) hereof, including all registration and filing fees, printing expenses, fees and disbursements of one counsel for the Company and reasonable fees and disbursements of Investor Counsel up to $5,000, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses (as defined hereinafter)). All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Investors. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to a sale of the Registrable Securities.

          (c) REGISTRATION PROCEDURES. In the case of a registration, and any qualification, compliance, or effectiveness effected by the Company pursuant to this Section 7.1, the Company will keep the Investors advised in writing as to the initiation of such registration, qualification, compliance and effectiveness and as to the completion thereof. At its expense the Company will:

               (i) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (ii) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (iii) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (iv) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (v) Notify immediately each Investor holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading;

               (vi) Cause all such Registrable Securities registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included;

               (vii) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

               (viii) Use its best efforts to furnish, at the request of any Investor requesting registration of Registrable Securities pursuant to this Section 7.1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7.1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given in an underwritten public offering (and reasonably acceptable to the counsel for the Investors), addressed to the underwriters, if any, and to the Investors, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (and reasonably acceptable to the counsel for the Investors), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

               (ix) The Company shall reasonably cooperate with legal counsel selected by Consent of the Investors ("Investor Counsel") in performing the Company's obligations under this Section 7.1 and shall:
          (A) permit Investor Counsel to review and comment upon any offering pursuant to this Section 7.1 and to review and comment upon (1) the Registration Statement prior to its filing with the SEC and (2) all amendments and supplements thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) prior to their filing with the SEC; and (B) furnish to Investor Counsel, without charge, (1) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (2) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, and (3) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto; provided that the Company will only be responsible for reasonable fees and expenses pursuant to this Section 7.1(c) (ix).

          (d) INDEMNIFICATION.

               (i) The Company will indemnify each Investor, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) such Investor within the meaning of the Securities Act (collectively, the "Investors' Agents"), with respect to which registration, qualification or compliance has been effected pursuant to this Section 7.1, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance or the failure of the Company to fulfill any undertaking made in any registration statement or any amendments or supplements thereto, and will reimburse each Investor, and each Investors' Agent, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished in writing by such Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

               (ii) Each Investor will indemnify, severally and not jointly, the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, any underwriter, and each other Investor, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such directors, and officers, control persons, underwriter and each other Investor for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished in writing to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished by such Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein; provided, however, that the indemnity agreement provided in this Section 7.1(d)
          (ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Investor, which consent shall not be unreasonably withheld. In no event shall an Investor's indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

               (iii) Each party entitled to indemnification under this Section 7.1(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7.1(d), but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (iv) If the indemnification provided for in this Section 7.1(d) is held to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an Investor under this Section 7.1(d) exceed the net proceeds from the offering received by such Investor. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (v) The obligations of the Company and each Investor under this
          Section 7.1 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Section 7.1, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

          (e) INFORMATION BY THE INVESTOR. Each Investor shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.1.

          (f) PIGGY-BACK REGISTRATION. In addition to the registration rights granted above, but subject to any normal underwriter's "cut-back," which shall not exceed 30% of the number of shares proposed by each such Investor to be registered, during the period from the 180th day after the Closing until the fifth anniversary of the Closing Date, the Company shall grant the Investors unlimited "piggy-back" registration rights with respect to any other registration statement filed by the Company with respect to its Common Stock, but only to the extent that the grant or exercise of such "piggy-back" registration rights will not violate any agreement to which the Company is now a party.

          (g) DEMAND REGISTRATION. In addition to the registration rights granted to the Investors pursuant to Section 7.1(a) above, at any time after the Effectiveness Termination Date, one or more Investors, holding in aggregate together with its or their Affiliates at least 5% of all of the outstanding shares of the Company's Common Stock, may make one written request (the "Initiating Request") to the Company for the registration under the Securities Act of all such Investor's Registrable Securities, which request shall specify the number of shares of Common Stock to be disposed of and the proposed plan of distribution therefor. Upon the receipt of any Initiating Request for registration pursuant to this Section 7.1(g), the Company will use its best efforts to effect, at the earliest possible date (taking into account any delay that may result from any special audit required by applicable law), such registration under the Securities Act. The applicable provisions of Sections 7.1(b), (c), (d) and (e) with respect to expenses, registration procedures, indemnification and information shall apply to any registration statement filed pursuant to this Section 7.1(g).

          (h) PRIORITY. After the Closing and for so long as the Investors and their respective Affiliates hold at least 15% of all of the outstanding shares of the Company's Common Stock, the Company shall not grant any new registration rights unless the Company receives the consent of Investors holding at least 66 2/3% of all the Common Shares then held by the Investors.

     7.2 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act ("SEC Rule 144") and any other rule or regulation of the SEC that may at any time permit Investors to sell securities of the Company to the public without registration or pursuant to a resale registration statement, the Company, so long as the Investors and their respective Affiliates in the aggregate hold at least 5% of all of the outstanding shares of the Company's Common Stock, agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b) use its best efforts to take such action as is necessary to enable the Investors to utilize Form S-3, or if Form S-3 is unavailable an appropriate resale registration statement, for the sale of their Registrable Securities; provided, that, the parties hereto acknowledge that certain requirements to use Form S-3 are by their express terms beyond the Company's control, namely, the Company's market capitalization requirements and that as of the date hereof the Company is not eligible to use Form S-3;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, or if Form S-3 is unavailable an appropriate resale registration statement, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     7.3 ASSIGNMENT OF RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to Section 7.1 may be assigned by an Investor only to an Affiliate of such Investor or a permitted transferee of such Investor pursuant to Section 7.8 or, with the written consent of the Company, which shall not be unreasonably withheld. In the event of such assignment, the transferee shall furnish the Company written notice of such assignment, and the assignee shall agree in writing to be bound by the obligations of such Investor under this Agreement.

     7.4 STOCKHOLDERS' MEETING. The Company shall, in accordance with the laws of the State of Delaware and the Company's certificate of incorporation, certificates of designation, and bylaws, as each may be amended, use its best efforts to convene a meeting of holders of Common Stock (the "Stockholders' Meeting") within 30 days (or such other time period that is mutually agreed to by the Company and the Investors) after the date of the Proxy Statement, to consider and vote upon giving Stockholder Approval. The board of directors of the Company shall recommend such approval by the stockholders (the "Company Recommendation") and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Investors such recommendation or (ii) take any action or make any statement in connection with the Stockholders' Meeting inconsistent with such recommendation (collectively, a "Change in the Company Recommendation"); provided, however, that the board of directors of the Company may make a Change in the Company Recommendation pursuant to Section 7.14 hereof and to effect any action permitted by Section
8.1 hereof. Notwithstanding any Change in the Company Recommendation, the Company shall nonetheless cause the Stockholders' Meeting to be convened and a vote to be taken, and nothing contained herein shall be deemed to relieve the Company of such obligation unless this Agreement is terminated pursuant to
Section 8.1.

     7.5 PROXY STATEMENT.

          (a) Not later than February 22, 2003, the Company shall prepare and file with the SEC a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the SEC (the "Proxy Statement") to solicit Stockholder Approval. The Company shall use its best efforts to have the Proxy Statement declared effective under the Exchange Act as promptly as reasonably practicable after such filing, and promptly mail the Proxy Statement to the stockholders of the Company.

          (b) The Company shall keep the Investors apprised of the status of matters relating to the Proxy Statement and the Stockholders' Meeting, including promptly furnishing the Investors and their counsel with copies of notices or other communications related to the Proxy Statement, the Stockholders' Meeting or the Transactions received by the Company from the SEC or Nasdaq.

     7.6 ELECTION OF DIRECTORS.

          (a) The Company will use its best efforts to cause, at the Closing,
(i) two (2) persons designated by Sprout, one of whom must be reasonably acceptable to Venrock and Oxford (each a "Sprout Designee"), to be appointed members of the board of directors of the Company, and (ii) each of the compensation committee and the nominating committee to have one (1) of the Sprout Designees as a member. For so long as the funds managed or advised by Sprout Group (collectively, "Sprout") hold at least 20% of all the outstanding shares of Common Stock, the Company shall use its best efforts to cause (i) both of the Sprout Designees to be nominated and elected to the board of directors of the Company in any election of directors, and (ii) if any Sprout Designee elected to the board of directors of the Company ceases for any reason to be a member of the board of directors of the Company during such person's term as a director, then the Company shall use its best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement designated by Sprout, and such designee shall be a Sprout Designee for purposes of this Agreement. For so long as Sprout holds at least 10% of all the outstanding shares of Common Stock (as adjusted by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise, including the Reverse Stock Split), the Company shall use its best efforts to cause (i) one of the Sprout Designees to be nominated and elected to the board of directors of the Company in any election of directors, and (ii) if the Sprout Designee elected to the board of directors of the Company ceases for any reason to be a member of the board of directors of the Company during such person's term as a director, then the Company shall use its best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement designated by Sprout, and such designee shall be the Sprout Designee for purposes of this Agreement. For so long as any Sprout Designee remains a member of the board of directors and as permitted by applicable law, then the compensation committee and the nominating committee (or any committees that have substantially similar authorities) will include a Sprout Designee.

          (b) The Company shall use its best efforts to cause, at the Closing,
(i) one (1) person designated by Oxford (the "Oxford Designee") to be appointed a member of the board of directors, and (ii) such Oxford Designee to be a member of the nominating committee. For so long as the funds managed or advised by Oxford Bioscience Partners IV (collectively, "Oxford") hold at least 10% of all the outstanding shares of Common Stock, the Company shall use its best efforts to cause (i) an Oxford Designee to be nominated and elected to the board of directors of the Company in any election of directors, and (ii) if an Oxford Designee elected to the board of directors of the Company ceases for any reason to be a member of the board of directors of the Company during such person's term as a director, then the Company shall use its best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement designated by Oxford, and such designee shall be the Oxford Designee for purposes of this Agreement. For so long as any Oxford Designee remains a member of the board of directors and as permitted by applicable law, then the compensation committee (except during periods in which the compensation committee contains a Venrock Designee) the nominating committee (or any committees that have substantially similar authorities) will include an Oxford Designee.

          (c) The Company will use its best efforts to cause, at the Closing,
(i) one (1) person designated by Venrock (the "Venrock Designee") to be appointed a member of the board of directors of the Company and (ii) such Venrock Designee to be a member of the nominating committee and the compensation committee. For so long as the funds managed or advised by Venrock Associates (collectively, "Venrock") hold at least 10% of all the outstanding shares of Common Stock, (i) the Company shall use its best efforts to cause the Venrock Designee to be nominated and elected to the board of directors of the Company in any election of directors, and (ii) if a Venrock Designee elected to the board of directors of the Company ceases for any reason to be a member of the board of directors of the Company during such person's term as a director, then the Company shall use its best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement designated by Venrock, and such designee shall be the Venrock Designee for purposes of this Agreement. For so long as any Venrock Designee remains a member of the board of directors and as permitted by applicable law, then the compensation committee (except during periods in which the compensation committee contains an Oxford Designee) and the nominating committee (or any committees that have substantially similar authorities) will include a Venrock Designee.

          (d) The board of directors of the Company immediately following the Closing shall consist of the Sprout Designees, the Venrock Designee, the Oxford Designee, the chief executive officer of the Company and two additional members for a total of seven authorized directors.

          (e) In accordance with the Company's normal reimbursement policies for directors, the Sprout Designees, the Venrock Designee, and the Oxford Designee shall be reimbursed for all reasonable expenses associated with attending meetings of the Company's board of directors.

     7.7 NASDAQ LISTING. For so long as one or more Investors holds in the aggregate together with its or their Affiliates at least 5% of all of the outstanding shares of the Company's Common Stock, the Company shall file a listing application with Nasdaq for the Registrable Securities held by the Investors and use its best efforts to maintain the listing of its Common Stock on Nasdaq (or a comparable system then in use).

     7.8 LOCK-UP. The Company shall enter into an agreement with each member of the Management Team, each Investor, and each current director who shall continue serving as a director after the Closing (each such Investor, director, or member of the Management Team being a "Holder"), prior to the Closing Date, which agreement shall provide that each such Holder shall not, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer, dispose of or decrease its beneficial interest in (other than to buyers in private resales, donees, distributees and Affiliates who agree to be similarly bound) any securities of the Company held by it for a period of 180 days following the Closing Date (the "Lock-Up Period"). The Company's board of directors, in its sole discretion, may waive the Lock-Up Period with respect to any Holder.

     7.9 D&O INSURANCE. Promptly following the date hereof and prior to the Closing, the Company shall cause each director to be appointed or to be elected to the Company's board of directors pursuant to Section 7.6 to be fully covered by the Company's existing directors' and officers' liability insurance, in an amount of at least $25 million, which insurance shall include coverage for the venture funds affiliated with any director to the extent coverage for such funds is available on commercially acceptable terms.

     7.10 INDEMNIFICATION AGREEMENTS; CHARTER DOCUMENTS.

          (a) Promptly following the date hereof and prior to the Appointment Time, the Company shall execute indemnification agreements in substantially the form of Exhibit G attached hereto (the "Indemnification Agreements") with each Investor, each director appointed or elected to the Company's board of directors pursuant to Section 7.6, and each incumbent director in office as of the Appointment Time.

          (b) The Company shall use its best efforts to maintain the certificate of incorporation and bylaws of the Company, as amended, to permit the Company to indemnify its directors and officers to the fullest extent permitted by law (including to seek to amend such certificate and bylaws to the extent the law permits greater indemnification than then permitted by such certificate and bylaws).

     7.11 BOARD OF DIRECTORS; POWERS; COMMITTEES. As of the Closing Date, for so long as one of the Sprout Designees, Oxford Designee, or Venrock Designee is a member of the Company's board of directors pursuant to this Agreement, the bylaws of the Company will have been amended in accordance with its terms, to provide the following:

          (a) Initially, the board of directors will have seven (7) members.

          (b) The board of directors shall have an audit committee, the composition and duties of which shall be in compliance with all applicable federal and state securities laws and Nasdaq Rules, and which shall consist of at least three (3) members of the board of directors.

          (c) The board of directors shall have a nominating committee, the composition and duties of which shall be in compliance with all applicable federal and state securities laws and Nasdaq Rules, and which shall consist of three (3) members of the board of directors, at least one of which must not be an Affiliate of any Investor. The duties of the nominating committee will include (i) recommending to the board of directors for approval pursuant to
Section 7.11(e) (vii) herein, the hiring and termination of any executive officer of the Company, including the Chief Executive Officer and Chief Financial Officer, and (ii) nominating any new member of the board of directors.

          (d) The board of directors shall have a compensation committee, the composition and duties of which shall be in compliance with all applicable federal and state securities laws and Nasdaq Rules, and which shall consist of three (3) members of the board of directors, at least one of which must not be an Affiliate of any Investor. The duties of the compensation committee will include (i) authorizing the compensation of any executive officer, (ii) setting number of shares reserved under the Company's option pool, and (iii) setting employee compensation guidelines.

          (e) After the Closing, the Company will not, without the approval of, or the removal or modification of these approval requirement by, a majority of the whole board of directors (i.e., a majority of the total number of directors then in office):

               (i) Authorize, offer, sell, or issue any equity or debt securities of the Company.

               (ii) Incur indebtedness for borrowed money or guarantee or act as a surety for any debt which individually or in the aggregate is in excess of Five Hundred Thousand Dollars ($500,000).

               (iii) Grant a security interest in assets of the Company which individually or in the aggregate have a value in excess of Five Hundred Thousand Dollars ($500,000).

               (iv) Sell, lease, sublease, license or otherwise transfer any of the rights, title and interest in any material Company Intellectual Property.

               (v) Purchase, license or otherwise acquire any of the rights, title or interest in any material Intellectual Property of any third party relating to pharmaceuticals or biologics.

               (vi) Approve any annual business plan or budget or any material revisions thereto.

               (vii) Hire or terminate any executive officer of the Company, including the Chief Executive Officer and Chief Financial Officer.

     7.12 INDEMNIFICATION. The Company will, to the fullest extent permitted by law, indemnify and hold harmless each Investor, and each of its Affiliates, directors, officers, agents and employees (the "Investor Indemnitees") from and against any losses, claims, damages, costs, expenses (including reasonable fees of counsel and any amounts paid in settlement effected with the Company's prior written consent) or liabilities (each a "Loss," collectively "Losses") to which the Investor Indemnitees may become subject insofar as such Losses (or Actions or Proceedings, as defined below) arise out of or in connection with, directly or indirectly, any breach or non-fulfillment of, or non-compliance with, any representations, warranties, agreements, or covenants of the Company in this Agreement or any exhibit or schedule to this Agreement. The Company will indemnify and hold harmless the Investor Indemnitees from and against any and all Losses and from and against any and all damages, costs, liabilities and attorneys' fees, incurred in defending and/or resolving such Losses, Action or Proceeding; provided, that (i) the Company is promptly notified in writing of such Action or Proceeding (provided that any failure to deliver such notice will not relieve the Company of liability under this Section 7.12 except to the extent such failure is materially prejudicial to the Company's ability to defend such Action or Proceeding), (ii) the Company will have the sole control of the defense and/or settlement of such Action or Proceeding (provided that, if representation of the Investor Indemnitees by counsel retained by the Company would be inappropriate due to any actual or potential differing interest between the Investor Indemnitee and the Company or any third party represented by such counsel, the Investor Indemnitees will have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the Company), (iii) the Investor Indemnitees furnish to the Company, on reasonable request, information available to the Investor Indemnitees for such defense, (iv) the Investor Indemnitees reasonably cooperate in any defense and/or settlement thereof as long as the Company pays all of the Investor Indemnitees' reasonable out of pocket expenses and attorneys' fees, and (v) the Company shall have no indemnification obligations pursuant to this section until the aggregate amount of such Losses with respect to all Investor Indemnitees exceeds $250,000 in the aggregate, in which case such Investor Indemnitee shall be entitled to recover the full amount of all Losses. The Investor Indemnitees will not admit any such Action or Proceeding or any allegations made in such Action or Proceeding without the prior written consent of the Company (which will not be unreasonably withheld). For purposes of this Agreement, an "Action or Proceeding" means any action, suit, litigation, proceeding, mediation, arbitration or investigation or audit by any Person.

     7.13 OPERATION OF BUSINESS. The Company's budget and planning for 2003 has been presented to the Investors. The Company agrees that, between the date of this Agreement and the earlier of the termination of this Agreement and the Closing Date, except as expressly contemplated by any provision of this Agreement, (i) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business,
(ii) other than with respect to any compensation arrangement disclosed in the Company Disclosure Schedule, the Company shall not increase the compensation payable, or to become payable, to any officer or director of the Company or to enter into or amend in any material way any employment, consulting, severance or termination agreement or arrangement with any such officer or director, and
(iii) the Company shall use its best efforts to preserve its business organization intact, to keep available the services of its current officers and employees, consistent with the budget and planning presented to the Investors, and to maintain its existing relations with suppliers, creditors, business partners and others having business dealings with the Company, to the end that the Company's goodwill and ongoing business shall be unimpaired at the Closing Date.

     7.14 NO-SOLICITATION.

          (a) The Company and its directors, officers, employees, representatives and agents, including investment bankers, attorneys and accountants of the Company (the "Representatives") shall not, directly or indirectly, (i) solicit, initiate or encourage or facilitate (including by way of furnishing or disclosing nonpublic information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, or a transaction to effect, any Alternative Proposal; (ii) have any discussions with or provide any confidential information or data to any Person relating to any Alternative Proposal, or negotiate with any Person concerning an Alternative Proposal, or facilitate any effort or attempt to make or implement any Alternative Proposal; (iii) agree to or endorse, or propose publicly to agree to or endorse, any Alternative Proposal, or authorize or permit any of the Company's Representatives to take any such action; or (iv) agree to or endorse, or propose to agree to or endorse, or execute or enter into, any letter of intent, agreement in principle, financing agreement, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly to agree to do any of the foregoing relating to any Alternative Proposal.

          (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company (and its board of directors) shall be permitted to
(i) comply with applicable law with regard to an Alternative Proposal, (ii) effect a Change in the Company Recommendation or (iii) provide information in connection with, and negotiate, an unsolicited, bona fide written proposal regarding an Alternative Proposal, if and only to the extent that, in any such case referred to in clause (ii) or (iii):

               (i) the Stockholders' Meeting shall not have occurred;

               (ii) the Company's board of directors shall have determined in good faith, after considering applicable law, and acting upon the written advice of independent outside counsel, that such Alternative Proposal is superior from a financial point of view to the Transactions and effecting a Change in the Company Recommendation is required in order for the board of directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable law; and

               (iii) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company notifies the Investors within 24 hours of receipt of any proposal or offer regarding an Alternative Proposal, or any inquiry or contact with any Person with respect thereto, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Alternative Proposal.

          (c) Subject to Section 7.21, "Alternative Proposal" means any proposal or offer from any Person other than the Investors or their Affiliates to (i) acquire all or substantially all of the business, properties, or other assets of the Company, or (ii) purchase or acquire twenty percent (20%) or more of the business, properties or other assets or capital stock or other equity interests in the Company, whether by share issuance, equity or convertible debt financing, sale of stock or assets, merger, consolidation, other business combination, tender offer or exchange offer, recapitalization, reorganization, liquidation, dissolution, license agreement, mortgage, lease or other transaction involving the Company, any division or operating or principal business unit or the Intellectual Property of the Company, on the one hand, and any other Person, on the other hand; or (iii) enter into any transaction, that if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of the Company (or of the surviving parent entity in such transaction).

     7.15 REASONABLE EFFORTS; NOTIFICATION; REPRESENTATIONS. Subject to the other terms and conditions of this Agreement, each of the parties to this Agreement shall use reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions contemplated by this Agreement. Each party to this Agreement shall give prompt notice to each other party to this Agreement upon becoming aware that any representation or warranty made by such party in this Agreement has become untrue or inaccurate or that such party has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement, in each case such that the conditions set forth in Section 5.1 or Section 6.1, as the case may be, would not be satisfied. No party to this Agreement shall take any action that would cause any representation or warranty made by such party in this Agreement to be untrue if made at Closing.

     7.16 PARTICIPATION RIGHTS.

          (a) PARTICIPATION RIGHTS. The parties hereby agree that each Investor, so long as such Investor and its respective Affiliates hold at least 10% of all of the outstanding shares of the Company's Common Stock or holds all of the Common Shares purchased by such Investor hereunder, shall have the right (the "Participation Right"), but not the obligation, to purchase its Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined below). "Pro Rata Share" equals a fraction, (x) the numerator of which shall be the number of shares of Common Stock then owned by such Investor (or receivable by such Investor upon conversion or exchange of all then outstanding Company Options held by such investor) and (y) the denominator of which shall be the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the total number of shares of Common Stock into which all then outstanding Company Options are then convertible or are exchangeable.

          (b) NEW SECURITIES. For purposes of this Agreement, "New Securities" shall mean any Common Stock or preferred stock of the Company, whether now authorized or not, and Company Options; provided, however, that the term "New Securities" does not include:

               (i) any securities, including shares of Common Stock, to be issued pursuant to a "public offering" (as such term is determined by the rules, regulations and guidelines of the National Association of Securities Dealers) of such securities, or issued pursuant to a registration statement on a Form S-4 or S-8 or substantially equivalent successor form, or, upon the approval of a majority of the entire board of directors of the Company (i.e., a majority of the total number of directors then in office), any shares issued pursuant to registration statement and offered publicly (the parties hereto agree that merely because an offering is to be undertaken as a "take-down" from a shelf registration statement, that factor will not be the sole determinative factor as to whether such offering is a "public offering");

               (ii) shares of the Common Stock (or options therefor) issued or issuable to employees, officers, directors, consultants or other service providers of the Company pursuant to stock options or other stock incentive agreements or plans approved by a majority of the Company's board of directors and not for capital-raising transactions;

               (iii) any securities issued upon the conversion or exercise of Company Options;

               (iv) any shares of Common Stock (or any other security) issued in connection with any stock split, stock dividend, combination, recapitalization or similar corporate action for which no consideration is paid or payable;

               (v) any shares of Common Stock (or any other security) issued in connection with (A) any corporate collaboration agreement, (B) any licensing agreement, (C) any payment or settlement of any obligation under a Company Agreement, and (D) as compensation for any services rendered to the Company;

               (vi) any securities issued pursuant to an acquisition of the Company approved by its board of directors by means of (A) merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such merger or other form of corporate reorganization fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such merger or other form of corporate reorganization, or (B) a sale of all or substantially all the assets of the Company approved by the Company's board of directors;

               (vii) any securities issued in connection with bona fide equipment financings or bona fide lease agreements; or

               (viii) any securities issued in transactions approved by the board of directors (i.e., a majority of the total number of directors then in office) as being excluded from the provisions of this Section 7.16.

          (c) PROCEDURES.

               (i) If the Company proposes to undertake any issuance of New Securities, it shall, prior to any such issuance, give written notice to the Investors of its bona fide intention to issue New Securities (the "Company Notice"), describing the type of New Securities proposed to be issued, the total number or quantity of New Securities proposed to be issued, and the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor may elect to purchase or acquire its Pro Rata Share of such New Securities (an "Electing Party") by delivering written notice (the "Participation Notice") of its election to so purchase or acquire such New Securities at the price and upon the general terms specified in the Company Notice and stating the quantity of New Securities to be purchased (not to exceed its Pro Rata Share). The Participation Notice shall be delivered to the Company within five (5) Business Days after the date of delivery of the Company Notice, and the obligations of the Electing Party thereunder to purchase the elected number or percentage of New Securities, and the obligations of the Company to sell such New Securities to the Electing Party, shall be contingent upon the consummation of the sale or other transaction pursuant to which the New Securities are proposed to be issued. The number or amount of New Securities specified in the Participation Notice shall be subject to automatic and proportionate reduction in the event that the total number or quantity of New Securities sold by the Company is reduced below the number or quantity specified in the Company Notice.

               (ii) If any Investor fails to give the Participation Notice to the Company within such five (5) Business Day period, or specifies in the Participation Notice that such Investor will only purchase part, but not all, of such Investor's Pro Rata Share (a "Nonpurchasing Investor"), then such Nonpurchasing Investor shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and the Company shall promptly give each Investor (if any) who has timely agreed to purchase its full Pro Rata Share of such offering of New Securities (a "Purchasing Investor") written notice of the failure of any Nonpurchasing Investor to purchase such Nonpurchasing Investor's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice.") Such Overallotment Notice shall be given to each Purchasing Investor within three (3) Business Days of the expiration of the five
          (5) Business Day period. Each Purchasing Investor shall have a right of overallotment such that such Purchasing Investor may agree to purchase a portion of the Nonpurchasing Investor's unpurchased Pro Rata Share of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Investor at any time within three (3) Business Days after receiving the Overallotment Notice.

          (d) FAILURE TO EXERCISE. If the Investors fail to exercise in full the Participation Right within such five (5) plus three (3) plus three (3) Business Day period, then the Company shall have One Hundred Eighty (180) calendar days thereafter to sell the New Securities with respect to which the Investors' Participation Rights hereunder were not exercised, at a price not less than, and upon general terms not more favorable than those specified in the Company Notice. If the Company has not issued and sold the New Securities within such One Hundred Eighty (180) calendar day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 7.16.

          (e) SUBSEQUENT PARTICIPATION RIGHT. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities which would allow such holder or prospective holder a participation right, right of first refusal, right of first offer or other similar right which is on terms materially more favorable to such holder or prospective holder than, or in preference to, the Participation Right granted to the Investors hereunder.

     7.17 EXECUTIVE RECRUITING FIRM. The Company shall retain an executive recruiting firm, reasonably acceptable to the Investors, to conduct a search for a Senior Vice President of Development until such time as a Senior Vice President of Development is hired by the Company or a majority of the board of directors (i.e., a majority of the total number of directors then in office) approves a termination of such search.

     7.18 MANAGEMENT COMPENSATION PLAN. As of the date of this Agreement, the Company entered into new employment agreements with its C.E.O., C.F.O. and Chief Scientific Officer in the form of Exhibits H-1, H-2, and H-3, respectively, each to be effective upon Closing. As of the date of this Agreement, the Company shall have granted options to the individuals and in the amounts set forth on
Section 7.13 of the Company Disclosure Statement.

     7.19 WAIVERS. The Company shall keep in full force and effect the agreements listed in Sections 3.11(n)(7) and 3.11(n)(8) of the Company Disclosure Schedule.

     7.20 BOARD OBSERVERS. From the date of this Agreement until the Closing, a representative (who shall be acceptable to the Company in its reasonable judgment) of each of Sprout, Oxford and Venrock (each an "Observer") shall have the right to attend all meetings of the board of directors of the Company in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the board of directors; provided, however, that the Company reserves the right to withhold any information and to exclude any Observer from any meeting or portion thereof (so long as the Company notifies such Observer of such withholding) if access to such information or attendance at such meeting would in the good faith determination of the board of directors (a) adversely affect the attorney-client privilege between the Company and its counsel or cause the board of directors to breach its fiduciary duties,
(b) result in a conflict of interest or potential conflict of interest with the Company, or (c) impair the Company's ability to enforce its rights under this Agreement in any bona fide dispute with the Observer. Each Observer agrees to hold all information received pursuant to this Section 7.20 in confidence, to enter into a reasonable confidentiality agreement with the Company, and not to use or disclose any of such information to any third party, except to the extent such information is known, or when such information becomes known, to the public (other than as a result of a breach of this sentence by any Observer) (such non-public information, "Confidential Information"); provided, however, that an Observer may disclose Confidential Information as may be required by law, after receiving written advice of counsel that such disclosure is required, provided that such Observer takes reasonable steps to minimize the extent of any such required disclosure. The Company recognizes that certain of the Observers or their Affiliates are engaged in the business of providing venture capital financing and management advice to companies in which they invest (the "Venture Investors"), and that in their business the Venture Investors may seek to invest in and/or provide advice to companies that may be competitive with the Company. Accordingly, notwithstanding anything to the contrary in this Agreement, the Company understands and agrees that nothing in this Agreement will restrict the Venture Investors from investing or participating in the management of any business or entity which competes or may compete, directly or indirectly, with the Company so long as such Venture Investor does not disclose any Confidential Information to such business or entity or help or otherwise assist such business or entity to use such information in violation hereof. The Company further agrees that, provided a Venture Investor does not disclose Confidential Information to a third-party in violation hereof, such Venture Investor shall be free to use for internal use in its business any information it has obtained or will obtain from the Company; provided, however, that any recipient of such information is similarly restricted with respect to Confidential Information; and provided, further, such Venture Investor shall not disclose any such information to an officer, director, Affiliate, employee, or significant stockholder of any business or entity that competes or may reasonably be deemed to compete, directly or indirectly, with the Company.

     7.21 THIRD PARTY OFFER. During the period from the date of this Agreement until the Closing or the effective date of termination of this Agreement, if the Company intends to seek any financing or to seek any transaction not in the ordinary course of business consistent with past practice that would qualify as an Alternative Proposal but for the 20% threshold specified in Section 7.14(c) or is approached by any third party with any offer to provide such financing or transaction that the Company does not immediately and unconditionally reject (a "Third Party Offer"), the Company shall first endeavor to negotiate with the Investors, for a period not to exceed fifteen (15) Business Days, a financing or transaction comparable to the Third Party Offer. The Company and the Investors shall negotiate in good faith with respect to such financing or transaction, but nothing in this Agreement shall be construed to require the Investors to provide, on the one hand, or the Company to accept, on the other hand, any such financing or transaction; provided, however, that if the Company receives a Third Party Offer, the Company shall notify the Investors of the amount of such offer and all the other material terms of such offer and, if the Investors, within the fifteen (15) Business Day period specified above, offer to provide financing to, or enter into a transaction with, the Company in the amount, as applicable, and on terms no less favorable than those contained in the Third Party Offer, the Company shall accept the Investors' offer, if it accepts any offer. For the avoidance of doubt, the parties hereto agree that any Third Party Offer involving the right of a Person other than the Investors or their Affiliates to (i) purchase or acquire less than 20% of the business, properties or other assets or capital stock or other equity interests in the Company, whether by share issuance, equity or convertible debt financing, sale of stock or assets, merger, consolidation, other business combination, tender offer, exchange offer, recapitalization, reorganization, liquidation, dissolution, license agreement, mortgage, lease or other transaction involving the Company, any division or operating or principal business unit or the Intellectual Property of the Company, on the one hand, and any other Person, on the other hand or (ii) enter into any transaction, that if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing less than 20% of the total voting power of the Company (or of the surviving parent entity in such transaction) shall be deemed a Third Party Offer and not an Alternative Proposal.

                                   SECTION 8

                                  TERMINATION

     8.1 TERMINATION EVENTS. Without prejudice to other remedies which may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a) Mutually, by the written consent of the Company and Consent of the Investors;

          (b) by either the Company or Consent of the Investors by giving written notice to the other party or parties if the Closing shall not have occurred prior to June 30, 2003, unless extended by written agreement of the parties; provided that the party seeking termination pursuant to this subsection
(b) is not in default or breach hereunder and provided, further, that the right to terminate this Agreement under this subsection (b) shall not be available (i) to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) in the event that the Closing shall not have occurred as a result of a failure of any representation to be true and correct in all material respects and the party seeking termination knew of such breach prior to the date of this Agreement (such failing or knowing party being the "Delaying Party");

          (c) by either the Company or Consent of the Investors by giving written notice to the other party or parties if any Governmental Entity shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable;

          (d) by either the Company or Consent of the Investors in the event that Stockholder Approval is not obtained at the Stockholders' Meeting; or

          (e) by the Company, if the Company's board of directors shall have recommended to the stockholders of the Company an Alternative Proposal; provided that, in order for the termination of this Agreement pursuant to this clause (e) to be deemed effective, the Company shall have complied with all provisions of Sections 7.4, 7.14, and 7.21.

     8.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 8.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of any party or its Subsidiaries and Affiliates in respect thereof; provided, however, that (A) such termination shall not relieve the Company or any Investor of any liability for any breach or non-fulfillment of, or non-compliance with, this Agreement; and
(B) if the Company terminates this Agreement (i) pursuant to Section 8.1(b) and within six (6) months thereafter enters into a definitive agreement regarding an Alternative Proposal and the Investors are not a Delaying Party or (ii) pursuant to Section 8.1(e), then the Company shall pay the Investors an aggregate of Two-Hundred Fifty Thousand Dollars ($250,000) and in addition shall promptly reimburse the Investors for their reasonable, documented legal, financial, due diligence, and advisory fees and expenses; and (C) if the Company terminates this Agreement pursuant to Section 8.1(d), the Company shall promptly reimburse the Investors for their reasonable, documented legal, financial, due diligence, and advisory fees and expenses.

                                   SECTION 9

                                 MISCELLANEOUS

     9.1 WAIVERS AND AMENDMENTS. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Consent of the Investors; except that no amendment, waiver or modification of this Section 9.1, the definition of Consent of the Investors, any provision of the Schedule of Investors on Exhibit A hereto, the form of Warrant annexed as Exhibit B hereto, or any of the conditions to the Investors' obligations set forth herein in Section 5, and no amendment, waiver or modification of any provision of this Agreement which is detrimental to any Investor in a manner materially different from any other Investor, shall be made without the consent of each affected Investor. Subject to the foregoing, any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon each Investor and the Company.

     9.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without any regard to conflicts of laws principles.

     9.3 WAIVER OF JURY TRIAL; TRIAL COSTS. Each of the Company, for itself and its Affiliates, and Investors hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the Company and the Investors or their Affiliates pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof. The party in whose favor a final judgment is rendered shall be entitled to reasonable costs and reasonable attorneys' fees.

     9.4 SURVIVAL. The representations and warranties made in this Agreement shall survive the Closing, and all covenants and agreements shall survive until fully performed (if capable of being fully performed) pursuant to the terms of this Agreement, unless terminated in writing sooner (if capable of being terminated) pursuant to the terms of this Agreement.

     9.5 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Neither the Company nor the Investors may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Agreement without the prior written consent of the other party.

     9.6 ENTIRE AGREEMENT. This Agreement, including all exhibits, hereto constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     9.7 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or registered or certified United States mail, addressed:


         If to the Company:              Attention: Chief Financial Officer
                                         Ribozyme Pharmaceuticals, Inc.
                                         2950 Wilderness Place
                                         Boulder, CO  80301
                                         Facsimile: (303) 449-6995

         With a courtesy copy to:        James R. Tanenbaum, Esq.
                                         Stroock & Stroock & Lavan LLP
                                         180 Maiden Lane
                                         New York, NY  10038
                                         Facsimile:  (212) 806-6006

         If                              to the Investor: The
                                         address set forth
                                         next to such
                                         Investor's name in
                                         Exhibit A.

         with a courtesy copy to:        Warren T. Lazarow, Esq. and
                                         Sam Zucker, Esq.
                                         O'Melveny & Myers, LLP
                                         990 Marsh Road
                                         Menlo Park, CA  94025-1949
                                         Facsimile: (650) 473-2601

     All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or facsimile, one Business Day after such notice or communication arrives at the applicable address or was successfully sent to the applicable facsimile number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second Business Day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     9.8 INTERPRETATION. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The phrase "provided to," "furnished to," or "made available" and terms of similar import in this Agreement means that the information referred to has been made available to the Investors or their representatives in the data room established at the Company's principal office while such Investors or their representatives had access to such data room and that the Company has used a reasonable procedure for informing the Investors or their representatives of new or changed information in the data room. In this Agreement, the phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 11, 2003. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9 SEVERABILITY OF THIS AGREEMENT. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

     9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9.11 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     9.12 PUBLIC ANNOUNCEMENTS. Except as may be required by law or regulation, the Company shall not use the name of, or make reference to, any Investor or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Investor's prior written consent which consent shall not be unreasonably withheld. The initial press release with respect to the execution of this Agreement shall be approved by the Company and Sprout, Oxford and Venrock on behalf of the Investors. Thereafter, so long as this Agreement is in effect, the Company and the Investors shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Company, on the one hand, and the Investors, on the other hand, may, without the prior consent of the other party, issue a press release or make such public statement as may, upon the advice of counsel, be required by law if it has used all reasonable efforts to consult with the other party.

     9.13 EXPENSES. The Company shall bear its own expenses, and shall, subject to the Closing, pay the Investor's reasonable legal fees and expenses of the Investor Counsel, up to $175,000, and financial, due diligence, and advisory fees and expenses, up to $75,000, incurred with respect to this Agreement and the Transactions.

     9.14 COMPANY DISCLOSURE SCHEDULE.

          (a) Disclosure of information in any one section of the Company Disclosure Schedule shall be deemed to be disclosure in another section of the Company Disclosure Schedule if and to the extent it is clear from a reading of such section, without any additional information, that such disclosure is applicable to such other section. The Company Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, representation or warranties of the Company except as and to the extent provided in this Agreement. Inclusion of any item in the Company Disclosure Schedule: (1) does not represent a determination by the Company that such item (i) is material nor shall it be deemed to establish a standard of materiality (except to the extent that this Agreement provides otherwise) or (ii) did not arise in the ordinary course of business (except to the extent that this Agreement provides otherwise) and (2) shall not constitute, or be deemed to be, an admission to any third party concerning such item by the Company.

          (b) Notwithstanding any disclosure to the contrary in the Disclosure Schedule, if the Company were deemed to have any Subsidiary, then (i) the Company's representations and warranties referencing the Company hereunder shall be deemed to be modified so that for each such representation and warranty the Company shall be deemed to have made a corresponding representation and warranty referencing such Subsidiary, and (ii) the definitions in Section 1 that make reference to the Company shall, as appropriate, be deemed to be modified to also make reference to such Subsidiary.

                            [Signature pages follow]

         The foregoing agreement is hereby executed as of the date first above written.



                                    "COMPANY"

                                    RIBOZYME PHARMACEUTICALS, INC.,
                                    a Delaware corporation

                                    By: /s/ Howard W. Robin
                                       ------------------------------------
                                    Name:   Howard W. Robin
                                    Title:  President & Chief Executive Officer


                                     "INVESTORS"


                                     DLJ CAPITAL CORPORATION

                                   By: /s/ Philippe O. Chambon
                                      ------------------------------------
                                   Name:  Philippe O. Chambon
                                   Title: Managing Director


                                   SPROUT CAPITAL IX, L.P.
                                      By:  DLJ Capital Corporation
                                      Its: Managing General Partner


                                   By: /s/ Philippe O. Chambon
                                      ------------------------------------
                                   Name:  Philippe O. Chambon
                                   Title:    Managing Director


                                     SPROUT ENTREPRENEURS' FUND, L.P.
                                        By:  DLJ Capital Corporation
                                        Its: General Partner


                                   By: /s/ Philippe O. Chambon
                                      ------------------------------------
                                   Name:  Philippe O. Chambon
                                   Title: Managing Director


                                   SPROUT IX PLAN INVESTORS, L.P.
                                         By:  DLJ LBO Plans Management
                                                Corporation
                                         Its: General Partner

                                   By: /s/ Philippe O. Chambon
                                      ------------------------------------
                                   Name:  Philippe O. Chambon
                                   Title: Attorney in Fact


                                     "INVESTORS"

                                      VENROCK ASSOCIATES,
                                        by a General Partner
                                      VENROCK ASSOCIATES III, L.P.,
                                        by its General Partner, Venrock
                                          Management III LLC
                                      VENROCK ENTREPRENEURS FUND III, L.P.,
                                        by its General Partner, VEF Management
                                          III LLC

                                   By: /s/ Bryan E. Roberts
                                      ------------------------------------
                                       Name: Bryan E. Roberts
                                       As a General Partner or Member


                                      "INVESTORS"


                                      GRANITE GLOBAL VENTURES (Q.P.) L.P.
                                      By: Granite Global Ventures L.L.C., its
                                           general partner

                                   By: /s/ Scott Bonham
                                      ------------------------------------
                                   Name:  Scott Bonham
                                   Title: Managing Director


                                      GRANITE GLOBAL VENTURES L.P.
                                      By: Granite Global Ventures L.L.C.,
                                            its general partner

                                   By: /s/ Scott Bonham
                                      ------------------------------------
                                   Name:  Scott Bonham
                                   Title:  Managing Director


                                      "INVESTORS"


                                      OXFORD BIOSCIENCE PARTNERS IV L.P.
                                      By:  OBP Management IV L.P., its
                                             general partner


                                   By: /s/ Alan G. Walton
                                      ------------------------------------
                                   Name:  Alan G. Walton
                                   Title: General Partner


                                   mRNA FUND II, L.P.
                                   By:   OBP Management IV L.P., its
                                           general partner

                                   By: /s/ Alan G. Walton
                                      ------------------------------------
                                   Name:  Alan G. Walton
                                   Title:  General Partner



                                      "INVESTORS"


                                      TVM V LIFE SCIENCE VENTURES GBMH & CO. KG


                                   By: /s/ John J. DiBello
                                      ------------------------------------
                                   Name:  John J. DiBello
                                   Title: Managing Limited Partner


                                   By: /s/ Gert Caspritz
                                      ------------------------------------
                                   Name:  Gert Caspritz
                                   Title: Managing Limited Partner

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

        NAME                                                                              AMOUNT
        Sprout and Affiliates (Any of DLJ Capital Corporation,
        Sprout Capital IX, L.P., Sprout Entrepreneurs' Fund, L.P.,
        Sprout IX Plan Investors, L.P.), as allocated in its and their sole
        discretion..............................................................           $22,833,333
        Venrock Associates......................................................             1,860,000
        Venrock Associates III, L.P.............................................             8,266,667
        Venrock Entrepreneurs Fund III, L.P.....................................               206,667
        Granite Global Ventures (Q.P.) L.P......................................             1,966,400
        Granite Global Ventures L.P.............................................                33,600
        Oxford Bioscience Partners IV L.P.......................................             7,755,517
        mRNA Fund II, L.P.......................................................                77,816
        TVM V Life Science Ventures GmbH & Co. KG...............................             5,000,000
                                                                                    ====================
              Total.............................................................           $48,000,000

        ADDRESSES OF INVESTORS

        The Sprout Group
        11 Madison Avenue
        13th Floor
        New York, NY 10010
        Facsimile: (212) 538-8245

        Oxford Bioscience Partners
        315 Post Road West
        Westport, CT 06880
        Facsimile: (203) 341-3309

        Venrock Associates
        2494 Sand Hill Road
        Suite 200
        Menlo Park, CA 94025
        Facsimile: (650) 561-9180

        Granite Global Ventures
        2494 Sand Hill Road
        Suite 201
        Menlo Park, CA 94025
        Facsimile: (650) 475-2151

        Techno Venture Management
        101 Arch Street, Suite 1950
        Boston, MA 02110
        Facsimile: (617) 345-9377

                                    EXHIBIT B

                                 FORM OF WARRANT


THIS WARRANT AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF
SECTION 7 OF THIS WARRANT.

                         RIBOZYME PHARMACEUTICALS, INC.

                         WARRANT TO PURCHASE ____ SHARES
                                 OF COMMON STOCK

                                                              Warrant No. W-___

     THIS CERTIFIES THAT, for value received, ___________and its assigns are entitled to subscribe for and purchase [___________________________] shares (as adjusted pursuant to Section 4 hereof, the "SHARES") of the fully paid and nonassessable common stock, par value $0.01 per share ("COMMON STOCK"), of Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), at the price of $0.42 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "WARRANT PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "DATE OF GRANT" means the date of the "Closing" as defined in the Common Stock and Warrant Purchase Agreement dated as of February ___, 2003 among the Company and the investors listed on EXHIBIT A thereto (the "PURCHASE AGREEMENT"), and (b) the term "OTHER WARRANTS" means any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of this Warrant. The term "WARRANT" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

     1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through five (5) years after the Date of Grant.

     2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as EXHIBIT A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "WIRE TRANSFER") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or (c) exercise of the "net issuance" right provided for in Section
10.2 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as practicable and, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision or the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

          (c) STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend or make a distribution to all of its stockholders with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief executive officer, chief financial officer or any vice president setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

     6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK.

          (a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "ACT") or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

     Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

               (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

               (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

               (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

               (4) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

          (b) DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          (c) APPLICABILITY OF RESTRICTIONS. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer or grant of a security interest in, this Warrant (or the shares of Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

     8. RIGHTS AS SHAREHOLDERS. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9. REGISTRATION RIGHTS. The Company grants registration rights to the holder of this Warrant for any shares of Common Stock of the Company obtained upon exercise hereof as set forth in the Purchase Agreement.

     10. ADDITIONAL RIGHTS.

     10.1. MERGERS. The Company shall provide the holder of this Warrant with at least twenty (20) days' written notice prior to the closing thereof of the terms and conditions of any of the following transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or
(iii) any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

     10.2. RIGHT TO CONVERT WARRANT INTO STOCK: NET ISSUANCE.

          (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "CONVERSION RIGHT") into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

                    X =   B - A
                          -----
                            Y

             Where: X = the number of shares of Common Stock that may be issued to the holder.

                    Y = the fair market value of one share of Common Stock.

                    A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price).

                    B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Shares).

     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of EXHIBIT A-1 or EXHIBIT A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "CONVERSION DATE"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a registration statement under the Act (a "PUBLIC OFFERING"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          (c) DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 10.2, "fair market value" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean:

               (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("REGISTRATION STATEMENT") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

               (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

                    (A) If traded on a securities exchange, the fair market
               value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;

                    (B) If traded on the Nasdaq Stock Market or other
               over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and

                    (C) If there is no public market for the Common Stock, then fair market value shall be reasonably determined by the Company's Board of Directors.

     If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

     11. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, reorganization and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in equity or at law);

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

          (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's certificate of incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, [and do not and will not conflict with or contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person,] except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

          (d) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

     12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     13. NOTICES. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     15. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

     17. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     18. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     19. REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     20. NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its certificate of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     21. SEVERABILITY. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be valid, legal and enforceable under all applicable laws and regulations. If, however, any provision of this Warrant shall be invalid, illegal or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed to be so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Warrant or the validity, legality or enforceability of such provision in any other jurisdiction.

                  [Remainder of page intentionally left blank]

     22. ENTIRE AGREEMENT; MODIFICATION. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                                           RIBOZYME PHARMACEUTICALS, INC.


                                           By:__________________________________
                                           Name:
                                           Title:

                                           Address:  2950 Wilderness Place
                                                     Boulder, CO  80301

                                  EXHIBIT A-1

                               NOTICE OF EXERCISE

1.   The undersigned hereby:

     [    ] elects to purchase _____ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

     [    ] elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to ____ shares of Common Stock.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:



     -------------------------------------
                   (Name)


     -------------------------------------
     -------------------------------------
     -------------------------------------
                 (Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


                                         -------------------------------------
                                                        (Signature)


                                        Dated:  _______________________________

                                   EXHIBIT A-2

                               NOTICE OF EXERCISE



1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S_, filed, _____________, 200__, the undersigned hereby:

     [ ] elects to purchase _____ shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

     [ ] elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to _____ Shares of Common Stock.

2. Please deliver to the custodian for the selling shareholders a stock certificate representing such _____________ shares.

3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $_____ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.


                                          -------------------------------------
                                                          (Name)


                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------
                                                        (Address)


Dated: __________________________

                                    EXHIBIT C

                       FORM OF OPINION OF COMPANY COUNSEL

                      [Subject to customary qualifications]

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing under the laws of the State of Colorado. The Company has the requisite corporate power and authority to own its properties and conduct its business as it is presently conducted.

2. The Common Shares have been duly authorized, and when issued, delivered and paid for in accordance with the terms of the Common Stock and Warrant Purchase Agreement, will be validly issued, fully paid and nonassessable.

3. The Company has the requisite corporate power and authority to execute, deliver and perform the Common Stock and Warrant Purchase Agreement. The Common Stock and Warrant Purchase Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by each of you against the Company in accordance with its terms.

4.   There are no statutory preemptive rights.

5. Other than in connection with any securities laws, the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of the Common Stock and Warrant Purchase Agreement does not violate any provision of any federal, Delaware corporate law, rule or regulation applicable to the Company or any provision of the Company's Certificate of Incorporation, as amended to the date hereof, or Bylaws, as amended to the date hereof, and does not conflict with or constitute a default under the provisions of any of the material agreements set forth on Schedule A hereto to which the Company is a party.

6. Assuming the accuracy of the representations and warranties of each of the Investors in the Common Stock and Warrant Purchase Agreement, the offer and sale of the Shares pursuant to the terms of the Common Stock and Warrant Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

7. Other than in connection with any securities laws, all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or state governmental authority on the part of the Company required in connection with the execution and delivery of the Common Stock and Warrant Purchase Agreement and the consummation at the Closing of the transactions contemplated by the Common Stock and Warrant Purchase Agreement have been obtained and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

                                    EXHIBIT D

                FORM OF OPINION OF INTELLECTUAL PROPERTY COUNSEL


Re:  Ribozyme Pharmaceuticals, Inc.

Dear Sirs:

We represent Ribozyme Pharmaceuticals, Inc. ("the Company") in connection with the issued patents and pending patent applications listed in Exhibit A, issued trademark registrations and pending trademark applications listed in Exhibit B, and related intellectual property matters. This letter, issued at the Company's request, is limited accordingly.

a. We have disclosed or at all relevant times intended and intend to disclose to the United States Patent and Trademark Office any references known by us to be material to the patentability of the claimed inventions of the United States patent applications of the Company being prosecuted by us and listed on Exhibit A in a manner that satisfies 37 C.F.R. ss. 1.56.

b. All patents and applications that are being or have been prosecuted by us relating to RNA interference (RNAi) processes mediated by small interfering nucleic acid (siNA, including siRNA) molecules (collectively, RNAi technology), as identified on Exhibit C, have been assigned to the Company, or the inventors on such patents or patent applications have been represented to us as being employees of the Company under an obligation to assign their rights in such patents or patent applications to the Company. To the best of our knowledge, all of the remaining patents, trademarks, and applications being prosecuted by us and listed on Exhibit A and Exhibit B either have been assigned or licensed to the Company, or one or more inventors on such patents or patent applications are under an obligation to assign their rights in such patents or patent applications to the Company or to the Company's licensor.

c. But for the exceptions noted below, we have not, within the last one-year period, received any written notice from a third party challenging ownership, validity, or enforceability of any patent or trademark of the Company. Moreover, but for the exceptions noted below, we have not, within the last one-year period, received any information from the Company regarding any written notice from a third party challenging ownership, validity, or enforceability of any patent or trademark of the Company. As to the subject matter of the siNA applications identified in Exhibit C, and but for the exceptions noted below, we have not received and we are not aware of the Company having received any notice from any third party charging patent infringement or challenging the ownership, validity, or enforceability of the Company's position.

     Exceptions: (i) a potential interference proceeding in the U.S. Patent and Trademark Office against Hybridon; (ii) a pending re-examination proceeding filed by a third party in the U.S. Patent and Trademark Office against one of the Company's Inbound License Agreement Patents; (iii) an opposition proceeding in the European Patent Office against one of the Company's Inbound License Agreement Patents; (iv) a pending opposition proceeding filed by the Company in the European Patent Office against a third-party patent application; (v) a possible opposition proceeding being contemplated by the Company in the European Patent Office against a third-party patent application; and (vi) pending opposition proceedings have been filed by two companies, Klinge Pharma and Sofex, against the Company's application to obtain trademark registration in the European Community for the mark, "Ribozyme Pharmaceuticals, Inc."

     We understand that the Company has disclosed the exceptions noted above.

d. We have not, within the last one-year period, received any written notice threatening litigation against the Company for infringement with respect to any patent, trademark, or copyright, or threatening litigation for unfair competition or misappropriation of trade secret. Moreover, we have not, within the last one-year period, received any information from the Company regarding any written notice, received by the Company, threatening litigation against the Company for infringement with respect to any patent, trademark, or copyright, or threatening litigation for unfair competition or misappropriation of trade secret. However, the Company has advised us of prior communications with Anjinomoto (Japan) and Gene Shears (Australia), which situations have been disclosed by the Company to our understanding, and we note the general exceptions listed above.

e. We do not represent the Company in connection with pending litigation against the Company concerning patent infringement, trademark infringement, copyright infringement, unfair competition, or misappropriation of trade secret. Moreover, we are not aware of pending litigation against the Company concerning patent infringement, trademark infringement, copyright infringement, unfair competition, or misappropriation of trade secret. However we note the general exceptions listed above.

f. To the best of our knowledge, based on the information given to us to date by the Company about the Company's processes and the conduct of its business, we are not presently aware of any situation in which the Company's processes or the conduct of its business are violating any patents, trademarks, copyrights, trade secrets, or other proprietary rights of a third party. To the extent we have considered any specific aspect of the Company's processes or its business in relation to a specific patent, trademark, or copyright of a third party, we have not issued any opinion that is adverse to the Company and would, in our judgment, materially and adversely impact the Company's business. Specifically as to RNAi technology, we previously reviewed the published patent applications identified in Exhibit D; under U.S. law, we believe the claims presented in these published patent applications did not literally claim a product that completely lacks any naturally occurring ribonucleotide. We also note the general exceptions listed above.

g. We are not aware of any outstanding order, judgment, decree, or stipulation issued by a court or agency of any United States governmental unit that materially restricts the use, sale, transfer, assignment or licensing of the patent or trademark rights or that materially restricts the current business activities of the Company. The Company has not advised us as to any outstanding order, judgment, decree, or stipulation issued by a court or agency of any United States governmental unit that materially restricts the use, sale, transfer, assignment or licensing of the patent or trademark rights or that materially restricts the current business activities of the Company.

h. To our knowledge, the Company has communicated with numerous organizations, directly or indirectly, regarding a potential license for those organizations under certain patent rights of the Company. The Company has also previously communicated with a third party company regarding possible infringement of one of the Company's trademarks. To our knowledge, the Company has brought no legal action for patent or trademark infringement against any such organization within the past year.

i. We note that certain patents, trademarks, and applications identified in Exhibits A and B were handled in whole or in part by the Company's prior law firms, and we have limited knowledge with respect to such matters. In addition, we note that we have been instructed by the Company to abandon certain patents and patent applications that may not pertain to the Company's future focus of operation, and Exhibits A and B may not reflect these instructions in their entirety.

j. We note that we have prepared this letter at the request of the Company in the belief and understanding that a community of interests exists between your clients and the Company. Be advised that, by permitting us to respond as set forth herein, the Company does not waive and does not intend to waive the attorney-client privilege with respect to any information which the Company has furnished to us. Moreover, please be advised that our comments to you should not be construed in any way to constitute a waiver of the protection of the attorney-client privilege with respect to any of our work for the Company.

k. This letter and the information contained herein are being provided to you solely in relation to the Common Stock and Warrant Purchase Agreement (January 2003), and this letter is not to be quoted in whole or in part or otherwise referred to in any documents or notes, nor is it to be filed with any governmental agency or provided to other person without the prior written consent of our firm and the Company.

l. We are the Company's U.S. counsel, and we represent only the Company in this matter. Third parties should obtain an opinion of their own counsel before making business or investment decisions in relation to this matter.

                                    EXHIBIT E

             FORM OF NON-COMPETITION and NON-SOLICITATION AGREEMENT


          This Non-Competition and Non-Solicitation Agreement (this "AGREEMENT") is entered into as of February ____, 2003, by and among Ribozyme
Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY") and
_______________, an individual ("EMPLOYEE").

                                    RECITALS

          The Company is engaged or proposes to engage in the business of researching, developing, manufacturing, licensing, selling, and distributing therapeutics and diagnostic technologies using nucleotides and oligonucleotides (such business being collectively referred to herein as the "BUSINESS").

          From and after the closing of the transactions contemplated by the Purchase Agreement (as defined below), the Company proposes that its principal business activities shall relate to the research, development, manufacture, license, sale and distribution of therapeutic products using siRNA technology (hereinafter, "siRNA TECHNOLOGY"). During the Non-Competition Period (as hereinafter defined), the Company may, in addition to or in substitution for siRNA Technology, have additional platform technologies as its principal business activity or activities, including without limitation programs [USING SUCH PLATFORM TECHNOLOGIES] [PRECEDING BRACKETED PHRASE TO BE DELETED FOR HOWARD, MARVIN AND NASSIM] in therapeutic areas where the Company has advanced a product into pre-clinical toxicology or later stages of development (the "FIELD OF INTEREST"). For example, the current Field of Interest would include without limitation the viruses HBV and HCV and the therapeutic gene target VEGF-Receptor R-1, which are within the scope of the Company's current principal business activities, but other therapeutic areas, such as anti-viral therapeutic products and specific cancer therapeutics, would exceed the scope of activities covered by the current Field of Interest.

          Employee is one of the Company's key employees, an executive officer of the Company, and a member of the Company's management team. Employee acknowledges that he has detailed knowledge of the Intellectual Property and other confidential and proprietary information of the Company.

          Pursuant to the Common Stock and Warrant Purchase Agreement dated as of February ___, 2003 by and among the Company and the Investors listed on Exhibit A thereto (the "PURCHASE AGREEMENT"), on the terms and subject to the conditions set forth therein, the Company will issue securities to the Investors. Capitalized terms used herein shall have the meanings set forth herein or, if not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

          Employee has considered the effects of this Agreement, consider them reasonable and, in order to induce the Investors to enter into the Purchase Agreement and to enter into or consent to the transactions contemplated thereby (including without limitation the Employment Agreement between the Employee and the Company dated as of the date hereof (the "EMPLOYMENT AGREEMENT"), which agreement would otherwise be prohibited by the terms of the Purchase Agreement), and in order to obtain the privileges, protections, and benefits of the Employment Agreement, Employee has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Employee and the Company, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                 NON-COMPETITION

          1.1 NON-COMPETITION. As an inducement for the Investors to enter into the Purchase Agreement and to enter into or consent to the transactions contemplated thereby, and in order to obtain the privileges, protections, and benefits of the Employment Agreement, Employee agrees that from and after the effective date of the Purchase Agreement (the "EFFECTIVE DATE") and until two and one-half (2 1/2) years thereafter (the "NON-COMPETITION PERIOD");

               (a) Employee shall not, anywhere in the United States, engage, without the express prior written consent of the Company, in any business or activity in direct competition with Company in the then current Field of Interest, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any business, activity or Person in direct competition with the Company in the then current Field of Interest (a "COMPETING BUSINESS").

               (b) Employee shall not, anywhere in Colorado, engage, without the express prior written consent of the Company, in any business or activity in direct competition with the Company in the then current Field of Interest, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any Competing Business.

               (c) Employee shall not, in any of the counties in the State of Colorado, engage, without the express prior written consent of the Company, in any business or activity in direct competition with the Company in the then current Field of Interest, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any Competing Business.

          1.2 LIMITATION ON PROHIBITED ACTIVITIES. Notwithstanding anything to the contrary contained in this Agreement, if the Employee's employment with the Company terminates for any reason prior to the end of the Non-Competition Period, Employee may thereafter engage, without the consent of the Company, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing) for a Person that is engaged in the then current Field of Interest at the time of termination of Employee's employment with the Company, so long as (i) the principal business activity of such Person is not in such Field of Interest and (ii) Employee does not personally engage or provide counsel, advice, or direction in any activities that are within such Field of Interest for such Person. For the avoidance of doubt, Employee may become a senior executive for a Person that is engaged in such Field of Interest and may have employees reporting to him that are engaged in such Field of Interest, so long as Employee does not personally engage directly or directly provide counsel, advice or direction in any activities that are within such Field of Interest.

          1.3 PUBLICLY TRADED SECURITIES. Notwithstanding the foregoing, Employee may own, directly or indirectly, up to one percent (1%) of any class of "publicly traded securities" of any Person which owns or operates a business that is a Competing Business. For the purposes of this SECTION 1.3, "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

          1.4 NO INTERFERENCE WITH THE BUSINESS; NON-SOLICITATION. As an inducement for the Investors to enter into the Purchase Agreement, Employee agrees that, during the Non-Competition Period, Employee shall not for any reason intentionally or knowingly or willfully (a) with respect to the Business, solicit or divert any business, clients, customers, or partners made known to Employee during his employment with the Company away from the Company, (b) induce customers, clients, partners, suppliers, agents or other Persons under contract or otherwise associated or doing business with the Company who are made known to Employee during his employment with the Company to reduce or alter any such association or business with the Company, and/or (c) solicit any Person in the employment of the Company to (i) terminate such employment, and/or (ii) accept employment, or enter into any consulting arrangement, with any Person other than the Company.

                                   ARTICLE 2

                                    REMEDIES

          2.1 REMEDIES. The parties to this Agreement agree that (i) if Employee materially breaches ARTICLE 1 of this Agreement, the damage to the Company may be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy, and (ii) if Employee is in breach of any provision of this Agreement, or threatens a breach of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and injunctive and other equitable relief from any court of competent jurisdiction to prevent or restrain a breach of any provision of this Agreement.

                                   ARTICLE 3

                              TERM AND TERMINATION


          3.1 TERM. This Agreement shall commence as of the Effective Date, and shall terminate at the end of the Non-Competition Period; provided, that this Agreement shall terminate and be of no force or effect in the event that the transactions contemplated by the Purchase Agreement are not consummated for any reason.

                                   ARTICLE 4

                                  MISCELLANEOUS

          4.1 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEVERAL AGREEMENTS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity. In addition to this Agreement between the Company and Employee, the Company has entered into a similar agreement with other key employees of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with any other employee of the Company and a breach of a similar agreement by any other employee of the Company shall not constitute a breach of this Agreement. No waiver by the Company of any term or condition of this Agreement with respect to Employee, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of any other agreement with respect to any other employee of the Company or any other Person.

          4.2 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or dispatched by nationally recognized overnight courier prepaid, to the respective parties at the following addresses or facsimile numbers:

               If to the Company:      Ribozyme Pharmaceuticals, Inc.
                                       2950 Wilderness Place
                                       Boulder, CO 80301
                                       Attn:    General Counsel
                                       Fax:  (303) 449-6995

               If to Employee:         To the address or facsimile number for
                                       notice set forth on the last page hereof.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this section, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this section, be deemed given on the earlier of the first Business Day following the date deposited with such overnight courier with the requisite payment and instructions to effect delivery on the next business day or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          4.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

          4.4 PURCHASE AGREEMENT. In the event the Purchase Agreement is not consummated or is terminated for any reason (other than a breach of this Agreement) in accordance with its terms, this Agreement shall be null and void.

          4.5 SEVERABILITY. To the extent any provision of this Agreement shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible. In the absence of such reformation, such part of such provision shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental Entity in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of the Company. Employee shall not be entitled to assign his obligations hereunder. The Company may assign its rights under this Agreement to successors and assigns of the Company that succeed to all or substantially all of that portion of the Company's business to which the employment of Employee principally relates. Employee agrees that, upon request therefor, Employee will, in writing, acknowledge and consent to any such assignment of this Agreement.

          4.7 REPRESENTATIONS AND WARRANTIES. To Employee's knowledge, Employee represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against Employee in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

          4.8 EFFECTIVE TIME. This Agreement shall become effective upon the closing of the transaction contemplated by the Purchase Agreement.

          4.9 INDEPENDENT REVIEW AND ADVICE. Employee represents and warrants that Employee has carefully read this Agreement; that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Employee has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters; that Employee has been advised to, and has had the opportunity to, consult with Employee's personal attorney prior to entering into this Agreement; and that Employee is entering into this Agreement of Employee's own free will. Employee expressly agrees that he or she has no expectations or understandings contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof. Employee acknowledges that Sills Cummis Radin Tischman Epstein & Gross P.A. and Stroock & Stroock & Lavan LLP represent the Company and do not represent Employee in connection with this Agreement, the Purchase Agreement, or any of the transactions contemplated thereby or hereby.


          IN WITNESS WHEREOF, the parties have executed this Non-Competition and Non-Solicitation Agreement effective as of the date first written above.

COMPANY                                       EMPLOYEE

By:___________________________                _____________________________
                                              Signature

______________________________                _____________________________
Print Name and Title                          Print Name



Ribozyme Pharmaceuticals, Inc.                Address

                                              _____________________________

                                              _____________________________

                                              _____________________________

                                              _____________________________
                                              Non-Company Facsimile Number

                                              _____________________________
                                              Non-Company E-mail

                                   EXHIBIT F-1

                          FORM OF OFFICER'S CERTIFICATE

                         RIBOZYME PHARMACEUTICALS, INC.

                             OFFICER'S CERTIFICATE

     The undersigned, [_____________], the duly appointed [Chief Executive Officer] of Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with that certain Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated February __, 2003, by and among the Company and the Investors named therein, hereby certifies that:

     (i) the Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company at or prior to the date hereof; and

     (ii) the representations and warranties of the Company contained in Section 3 of the Purchase Agreement are true and correct in all respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (other than representations and warranties made specifically with reference to a particular date, which shall have been true and correct in all respects as of such date), except in each case, or in the aggregate, in which breaches of any one or more representations and warranties would not, or would not reasonably be expected to, (i) constitute a Company Material Adverse Effect,
(ii) exceed the Income Statement Threshold, (iii) exceed the Cash Flow Threshold, or (iv) exceed the Capitalization Threshold (with each of (i), (ii),
(iii) and (iv) measured independently).

     Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on this ___ day of _______________ 2003.


                                               By: _________________________
                                               Name:
                                               Title: [Chief Executive Officer]

                                   EXHIBIT F-2

                         RIBOZYME PHARMACEUTICALS, INC.

                         FORM OF SECRETARY'S CERTIFICATE


     I, [___________________], the duly elected, qualified and acting Secretary of Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with that certain Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated February __, 2003, by and among the Company and the Investors named therein, do hereby certify on behalf of the Company as follows:

     1. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended and restated to date and as in effect on the date hereof. No proceeding for the dissolution or liquidation of the Company is pending or, to my knowledge, threatened, and no such proceeding is contemplated by the Company.

     2. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company as amended and restated to date and as in effect on the date hereof.

     3. Attached hereto as Exhibit C are true, correct and complete copies of resolutions duly adopted by the board of directors of the Company with respect to the Transactions contemplated by the Purchase Agreement. The resolutions set forth in Exhibit C constitute all action taken by the board of directors of the Company (or any committee thereof) with respect to the Transactions contemplated by the Purchase Agreement. Each of the resolutions set forth in Exhibit C was duly adopted and has not been amended, modified or repealed and is now in full force and effect.

     4. The persons named below were, on [_______], 2003, and have been at all times thereafter, to and including the date hereof, the duly appointed and qualified officers of the Company, holding the respective offices set forth opposite their names below, and their representative genuine signatures are set forth opposite their names below.

[____________]          Chief Executive Officer
                        and President                     ---------------------

[____________]          Chief Financial Officer           ---------------------

[____________]          [____________]                    ---------------------

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this ___ day of [_______] 2003.

                                                 By: __________________________
                                                 Name:  [_____________________]
                                                 Title:  Secretary

     The undersigned, [__________], DOES HEREBY CERTIFY that [_____________] was, on [________] [__], 2003, and has been at all times thereafter, to and including the date hereof, the duly elected and qualified Secretary of Ribozyme Pharmaceuticals, Inc., and that the signature on the foregoing Certificate is the genuine signature.

     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of [_______], 2003.

                                                 By: __________________________
                                                 Name:  [_____________________]
                                                 Title:  Assistant Secretary

                                    EXHIBIT G

                       FORM OF INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (the "AGREEMENT") is entered into as of the ___ day of _________, 2003, by and among ____________________, a Delaware corporation (the "COMPANY") and the indemnitees listed on the signature pages hereto (each an "INDEMNITEE" and collectively, the "INDEMNITEES").

                                    RECITALS

     A. The Company and the Indemnitees recognize the continued difficulty in obtaining liability insurance for the Company's directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

     B. The Company and the Indemnitees further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

     C. The Indemnitees do not regard the prior protection available as adequate under the circumstances, and the Indemnitees and other directors, officers, employees, controlling persons, agents and fiduciaries of the Company are not willing to serve in such capacities without additional protection, so the Company and the Indemnitees desire to enter into this Agreement.

     D. The Company (i) desires to attract and retain the involvement of highly qualified groups, such as the Indemnitees, to serve the Company and, in part, to induce each Indemnitee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to each Indemnitee to the maximum extent permitted by law.

     E. In view of the considerations set forth above, the Company desires that each Indemnitee be indemnified by the Company as set forth herein.

          NOW, THEREFORE, the Company and each Indemnitee hereby agrees as follows:

          1. INDEMNIFICATION.

               a. INDEMNIFICATION OF EXPENSES. The Company shall indemnify and hold harmless each Indemnitee (including, without limitation, its respective directors, officers, partners, employees, agents and spouses) and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") to the fullest extent permitted by law if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee reasonably believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "CLAIM") by reason of (or arising in part out of) any event or occurrence related to the fact that such Indemnitee is or was a director, officer, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, controlling person, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including, without limitation, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto (hereinafter an "INDEMNIFICATION EVENT") against any and all expenses (including, without limitation, reasonable attorneys' fees and all other reasonable costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including, without limitation, on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on such Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "EXPENSES"), including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of allowed Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) days after written demand by the Indemnitee therefor is presented to the Company.

               b. REVIEWING PARTY. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 10(d) hereof is involved) that an Indemnitee would not be permitted to be indemnified under applicable law, and (ii) each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to an Indemnitee pursuant to Section 2(a) (an "EXPENSE ADVANCE") shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that an Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by such Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; PROVIDED, HOWEVER, that if such Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that such Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and such Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). An Indemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon if such reimbursement is made within thirty
          (30) days of such final judicial determination, unless otherwise required by the court. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 10(d) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that an Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including, without limitation, the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and such Indemnitee.

               c. CONTRIBUTION. If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitees, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitees in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company's securities, the relative benefits received by the Company and the Indemnitees shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitees, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitees shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Indemnitees agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities that are indemnified against, equal to the proportion of the total securities sold under such registration statement that are being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

               d. SURVIVAL REGARDLESS OF INVESTIGATION. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitees or any officer, director, employee, agent or controlling person of the Indemnitees.

               e. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control that has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of the Indemnitees to payments of Expenses under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitees and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitees as to whether and to what extent the Indemnitees would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including, without limitation, reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

               f. MANDATORY PAYMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitees have been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, each Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection herewith.

          2. EXPENSES; INDEMNIFICATION PROCEDURE.

               a. ADVANCEMENT OF EXPENSES. The Company shall advance all Expenses incurred by the Indemnitees. The advances to be made hereunder shall be paid by the Company to the Indemnitees as soon as practicable but in any event no later than five (5) days after written demand by such Indemnitees therefor to the Company.

               b. NOTICE/COOPERATION BY THE INDEMNITEES. Each Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against such Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Company's Chief Executive Officer at the Company's address (or such other address as the Company shall designate in writing to the Indemnitees).

               c. NO PRESUMPTIONS; BURDEN OF PROOF. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitees did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether an Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that an Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by such Indemnitee to secure a judicial determination that such Indemnitee should be indemnified under applicable law, shall be a defense to an Indemnitee's claim or create a presumption that such Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether an Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that an Indemnitee is not so entitled.

               d. NOTICE TO INSURERS. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect that may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitees, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

               e. SELECTION OF COUNSEL. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel approved by the applicable Indemnitee, upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; PROVIDED that, (i) the Indemnitee shall have the right to employ such Indemnitee's counsel in any such Claim at the Indemnitee's expense and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including, without limitation, the right to settle any claim against any Indemnitee without the consent of such Indemnitee.

          3. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

               a. SCOPE. The Company hereby agrees to indemnify the Indemnitees to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that the Indemnitees shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change after the date of this Agreement in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in
          Section 8(a) hereof.

               b. NONEXCLUSIVITY. The indemnification provided by this Agreement shall be in addition to any rights to which the Indemnitees may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise. The indemnification provided under this Agreement shall continue as to each Indemnitee for any action such Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

          4. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

          5. PARTIAL INDEMNIFICATION. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

          6. MUTUAL ACKNOWLEDGEMENT. The Company and each Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise. Each Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's rights under public policy to indemnify the Indemnitees.

          7. LIABILITY INSURANCE. To the extent the Company maintains liability insurance applicable to directors, officers, employees, control persons, agents or fiduciaries, each of the Indemnitees shall be covered by such policies in such a manner as to provide the Indemnitees the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if such Indemnitee is a director, or of the Company's officers, if such Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, controlling persons, agents or fiduciaries, if such Indemnitee is not an officer or director but is a key employee, agent, control person, or fiduciary.

          8. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

               a. CLAIMS INITIATED BY AN INDEMNITEE. To indemnify or advance expenses to any Indemnitee with respect to Claims initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnify under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether such Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or

               b. CLAIMS UNDER SECTION 16(B). To indemnify any Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

               c. CLAIMS EXCLUDED UNDER SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW. To indemnify any Indemnitee if indemnification is expressly prohibited by law, subject to the right of the Indemnitee to challenge such determination pursuant to Section 1(b).

               d. CLAIMS RESULTING FROM WILLFUL MISCONDUCT OR FRAUD. To indemnify or advance Expenses to any Indemnitee with respect to Claims resulting from such Indemnitee's willful misconduct or fraud on the part of the Indemnitee.

          9. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee or any Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5)-year period; PROVIDED, HOWEVER, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

          10. CONSTRUCTION OF CERTAIN PHRASES.

               a. For purposes of this Agreement, references to the "COMPANY" shall include, in addition to the resulting corporation, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if an Indemnitee is or was a director, officer, employee, agent, control person, or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as each Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

               b. For purposes of this Agreement, references to "OTHER ENTERPRISES" shall include, without limitation, employee benefit plans; references to "FINES" shall include, without limitation, any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and references to "SERVING AT THE REQUEST OF THE COMPANY" shall include any service as a director, officer, employee, agent or fiduciary of the Company that imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if any Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner "NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY" as referred to in this Agreement.

               c. For purposes of this Agreement a "CHANGE IN CONTROL" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding Voting Securities (as defined in Section 10(f) hereof), increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person, or (B) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

               d. For purposes of this Agreement, "INDEPENDENT LEGAL COUNSEL" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(e) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last three (3) years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

               e. For purposes of this Agreement, a "REVIEWING PARTY" shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which the Indemnitees are seeking indemnification, or Independent Legal Counsel.

               f. For purposes of this Agreement, "VOTING SECURITIES" shall mean any securities of the Company that vote generally in the election of directors.

          11. AMENDMENT AND TERMINATION. Any term hereof may be amended (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company; and (b) each Indemnitee, if any, adversely affected by such amendment. Any amendment so effected shall be binding upon the Company and all Indemnitees and all of their respective successors and assigns whether or not such person or entity entered into or approved such amendment or waiver. The observance of any term hereof may be waived by a party with respect to its own interests (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party so waiving the observance of such term. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing. Notwithstanding anything to the contrary in this Agreement, the Company may add additional Indemnitees at any time to this Agreement without the consent of any other Indemnitee.

          12. ATTORNEYS' FEES. In the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, any Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee with respect to such action, regardless of whether such Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by such Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including, without limitation, costs and expenses incurred with respect to such Indemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of such Indemnitee's material defenses to such action was made in bad faith or was frivolous.

          13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.

          14. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

          15. CONSENT TO JURISDICTION. The Company and each Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

          16. CORPORATE AUTHORITY. The Board of Directors of the Company and its stockholders have approved the terms of this Agreement.

          17. COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which shall constitute an original.

          18. INTEGRATION AND ENTIRE AGREEMENT. Subject to Section 3(b), this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

          19. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving any Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

          20. NOTICE. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (i) two (2) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (iv) one
     (1) day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to the Indemnitees, at each Indemnitee's address as set forth beneath the Indemnitees' signatures to this Agreement and if to the Company at the address of its principal corporate offices (Attention: Secretary) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

          21. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including, without limitation, any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          22. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of an Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

          23. SUCCESSORS AND ASSIGNS. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including, without limitation, subsidiaries of the Company, at the Company's request.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

                                          COMPANY:

                                          __________________________
                                          a Delaware corporation

                                          By:_________________________________
                                          Name:_______________________________
                                          President and Chief Executive Officer

                                          Address:



                   SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT

                                          INDEMNITEES:




                                          _____________________________________
                                          Name

                                          Address:_____________________________
                                                  _____________________________


                                          _____________________________________


                                          By:__________________________________
                                          Its:_________________________________


                                          _____________________________________
                                          By:__________________________________

                                          Address:_____________________________
                                                  _____________________________

                                   EXHIBIT H-1

                       FORM OF C.E.O. EMPLOYMENT AGREEMENT

                                                            February _____, 2003
Mr. Howard W. Robin
2210 Meadow Avenue
Boulder, CO 80304


Dear Howard:

     This letter shall serve to amend and restate the terms of employment offered to you by Ribozyme Pharmaceuticals, Inc. (the "Company") and acknowledge your acceptance of the employment on such terms as detailed below. This letter is being entered into in connection with the proposed private venture capital financing in the approximate amount of $45 million for the Company (the "Financing"), and shall become effective upon the closing of the Financing and the transactions contemplated thereby (the "Effective Time"). Until the Effective Time, your current employment letter agreement dated January 4, 2001, as amended on June 19, 2001 and June 24, 2002 (collectively, the "Current Agreement") shall remain in full force and effect.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them on Appendix 1 hereto.

     1. POSITIONS AND SCOPE OF EMPLOYMENT. Upon the Effective Time, you shall continue to serve as President and Chief Executive Officer of the Company. You shall render such business and professional services in the performance of your duties, consistent with your position within the Company, consistent with the Bylaws of the Company and as shall reasonably be assigned to you by the Company's Board of Directors (the "Board"), and you shall report directly to the Board. You shall perform your duties faithfully and to the best of your ability and shall devote your full business efforts and time to the Company. The Company agrees that you shall continue to be nominated and elected to the Board throughout the term of your employment with the Company.

     2. COMPENSATION.

          (a) BASE SALARY; ANNUAL REVIEWS. During the period beginning as of the Effective Time and ending on December 31, 2003, the Company shall pay to you as compensation for your services a base salary at the annualized rate of $345,000 (the "Base Salary"). Thereafter, your Base Salary shall be subject to annual performance review by the Board for appropriate upward adjustment, and you will be considered for additional grants of stock options in connection with each annual review by the Board. Your Base Salary shall be paid in accordance with the Company's normal payroll practices.

          (b) BONUS. In each calendar year of your employment with the Company you shall be eligible to earn a bonus, including the 2003 calendar year. The annual bonus shall be based upon attainment of reasonable and achievable goals which shall be mutually agreed upon by you and the Board. The amount of the annual bonus which you shall be eligible to earn shall be equal to thirty percent (30%) of your then current annual Base Salary in the event you achieve such goals. Your bonus shall be reasonably increased or decreased based on the overachievement or underachievement of such goals. Such bonus shall be payable in a cash lump sum within thirty (30) days after the end of the calendar year with respect to which the bonus is payable.

          (c) OPTIONS. On or before the date of signing of the Stock Purchase Agreement in connection with the Financing, the Company shall grant to you stock options to purchase such number of shares of the Company's common stock as shall equal four and one-half percent (4 1/2%) of the Company's issued and outstanding common stock immediately after the closing of the Financing, on a fully diluted, fully converted basis, less 377,000 shares (which 377,000 shares have been calculated based on the Company's current capitalization and before the proposed reverse stock split, and will be considered a credit against the stock options otherwise relating to four and one-half (4 1/2%) of the Company's issued and outstanding common stock), which options shall be exercisable for a period of ten (10) years at an exercise price equal to the greater of (i) the Fair Market Value (as defined in the Company's stock option plan) on the date of the stock option grant and (ii) $0.35 per share. Except as otherwise provided in Sections 4(d)(iii) and 5 below, the stock options shall vest during your employment with the Company over a period of five (5) years beginning on the Effective Time, at the rate of twenty percent (20%) after the first year and on a monthly basis thereafter throughout years two (2) through five (5) (so as to be fully vested at the end of a period of five (5) years after the Effective Time). Each stock option grant shall be in the form of incentive stock options in the maximum amount permitted by applicable law. To the extent that any such stock option grant shall be in the form of non-qualified stock options (either by initial grant or by reason of any incentive stock options being disqualified as such), you shall be permitted to exercise such non-qualified stock options for a period of five (5) years following the termination of your employment for any reason; provided, that if you are terminated for Cause (as defined below) you may exercise such non-qualified stock options only during the ninety (90) day period following the termination of your employment.

          (d) EMPLOYEE BENEFITS. During your employment with the Company, you shall be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company which shall include, without limitation, the following:

               (i) group PPO medical and dental insurance plans (the coverage under which shall include your dependents and contain no restrictions relative to pre-existing conditions and no waiting period prior to coverage becoming effective);

               (ii) short-term disability insurance and long-term disability insurance with a benefit of at least sixty percent (60%) of predisability income up to a maximum benefit of $250,000 annually (which coverage shall contain no restrictions relative to pre-existing conditions). The Company shall continue to provide for your benefit additional long-term disability coverage up to a maximum benefit of $250,000 annually, at your expense (but only to the extent of the premium cost for the annual benefit in excess of $72,000), at the group rates applicable to the Company (which coverage shall contain no restrictions relative to pre-existing conditions);

               (iii) term life insurance in the amount of $500,000, with your having the right to designate the beneficiary(ies) thereof;

               (iv) participation in the Company's 401(k) plan, your contributions to which may be matched by the Company with contributions of shares of its common stock if approved by the Board; provided that any such matching contributions shall vest over three (3) years of service;

               (v) participation in the Company's Flexible Spending Account; and

               (vi) participation in the Company's Stock Purchase Plan, allowing purchase of shares of the Company's common stock at fifteen percent (15%) below the market price.

          The Company reserves the right to revise, add or rescind any benefits at any time for its employees generally; provided that any such permitted revision, addition or rescission of benefits by the Company shall be without prejudice to your rights provided in Section 4(d) hereof.

          (e) VACATION DAYS; SICK DAYS; HOLIDAYS. You shall be entitled to paid vacation, sick days and holidays in accordance with the Company's policies as in effect from time to time.

          (f) EXPENSES. The Company shall reimburse you for reasonable travel, entertainment or other expenses incurred by you in the furtherance of or in connection with the performance of your duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     3. LOAN. The Company previously provided to you an interest-free loan in the amount of $400,000 (the "Loan"). As of the date hereof, the Company has forgiven forty percent (40%) of the original principal amount of the Loan and the balance of the Loan shall continue to be forgiven by the Company at the rate of twenty percent (20%) of the original principal amount of the Loan each year on the anniversary date in accordance with the original terms thereof until the Loan has been fully forgiven on January 3, 2006, provided, however, that the Loan shall be fully forgiven in the event of termination of your employment due to your death or permanent disability (as hereinafter defined). In the event that it shall be determined that any payment shall be due by you for taxes of any kind or nature relating to the forgiveness of the Loan or the imputation of interest in connection therewith ("Taxes"), the Company shall deliver to you an additional payment in an amount such that, after payment of any taxes applicable to such additional payment by the Company, the net amount available to you after payment of all such taxes shall be equal to the Taxes payable by you, together with any interest or penalties associated therewith (a "Gross-Up Payment").

     4. TERMINATION.

          (a) AT-WILL EMPLOYMENT. You and the Company agree that your employment with the Company shall be "at-will" employment, that you are free to resign and, subject to the provisions hereof, the Company is free to terminate your employment at any time, without notice, procedure or formality, with or without Cause (for any reason or no reason).

          (b) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. In the event that your employment with the Company is terminated voluntarily by you or for Cause by the Company, then (i) all options which have vested shall continue to be exercisable in accordance with the terms of Section 2(c) of this Agreement, the Company's stock option plan and applicable legal requirements; (ii) all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as all expenses incurred to the date of termination, shall be due and payable to you immediately and all further compensation by the Company to you hereunder shall terminate as of the date of termination; (iii) the unforgiven balance of the Loan shall be repaid by you within thirty (30) days of the date of termination; and (iv) you shall be entitled to continue medical and dental insurance coverage for yourself and your dependents, at your expense, at the same level of coverage as was provided to the you under the Company's insurance plan immediately prior to the termination ("Health Care Coverage") by electing COBRA continuation coverage ("COBRA") in accordance with applicable law.

          (c) TERMINATION UPON DEATH OR DISABILITY. In the event that your employment with the Company is terminated as a result of your death or permanent disability then (i) all options which have vested shall continue to be exercisable in accordance with the terms of Section 2(c) of this Agreement, the Company's stock option plan and applicable legal requirements; (ii) the Company shall pay to you or your estate, as applicable, all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as expenses incurred to the date of termination, immediately upon the date of termination and all further compensation by the Company to you hereunder shall terminate as of the date of termination; (iii) the Company shall forgive all amounts owed by you or your estate, as applicable, in connection with the Loan and make any necessary Gross-Up Payment; and (iv) you shall be entitled to continue medical and dental insurance coverage for yourself and your dependents, at your expense, at the same level of coverage as was provided to you under the Company's Health Care Coverage by electing COBRA in accordance with applicable law. For purposes hereof, the term "permanent disability" shall mean your inability to perform your duties hereunder on account of illness, accident or other physical or mental incapacity which shall continue for a consecutive period of ninety (90) days or an aggregate of one hundred twenty (120) days in any consecutive twelve-month period.

          (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event that your employment with the Company is terminated by the Company without Cause or by you for Good Reason, then (i) all options which have vested shall continue to be exercisable in accordance with the terms of Section 2(c) of this Agreement, the Company's stock option plan and applicable legal requirements; (ii) all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as all expenses incurred to the date of termination, shall be due and payable to you immediately; (iii) subject to the provisions of
Section 5 hereof, fifty percent (50%) of all unvested options shall become fully vested and exercisable, and the remaining fifty percent (50%) of your unvested options shall terminate; (iv) the Company shall forgive all amounts owed by you in connection with the Loan and make any necessary Gross-Up Payment; (v) the Company shall pay to you a severance payment, in monthly installments, equal to your Base Salary plus the lesser of your full annual target bonus for the then current calendar year (which shall be equal to thirty percent (30%) of your then current Base Salary) or the average of your actual annual bonuses for the previous two (2) calendar years, for a period of twelve (12) months; provided, however, that either in the event you are terminated without Cause within twelve
(12) months after the Effective Time or the termination is a result of a Change of Control (whether due to termination without Cause or your termination for Good Reason following a Change of Control) the amount of such severance payment shall be eighteen (18) months' severance; provided, further, that in the event you obtain other employment during the applicable twelve (12) or eighteen (18) months severance period, your severance payments thereafter shall be reduced on a prospective basis (not to less than 0) in the amount of cash compensation received by you during the remainder of such applicable severance period; and
(vi) the Company shall be responsible for all costs relating to maintaining your Health Care Coverage for you and your dependents under COBRA for the shorter of eighteen (18) months or for so long as allowed by law; provided, however, that such Health Care Coverage shall terminate upon your obtaining comparable Health Care Coverage from a future employer (after taking into account any waiting periods for such coverage to become effective).

     5. CHANGE OF CONTROL. Notwithstanding anything to the contrary contained herein, in the event of a Change of Control of the Company, then (i) all options which have vested shall continue to be exercisable in accordance with Section 2(c) of this Agreement, the Company's stock option plan and applicable legal requirements; (ii) one hundred percent (100%) of the unvested options shall vest one (1) year after the Change of Control; (iii) the Company shall forgive all amounts owed by you in connection with the Loan and make any necessary Gross-Up Payment; and (iv) to the extent that such Change of Control results in your termination, whether by the Company without Cause or by you for Good Reason, the Company shall pay to you a severance payment in accordance with the provisions of Section 4(d) above, plus one hundred percent (100%) of the unvested options shall vest immediately upon such termination. Notwithstanding the foregoing, to the extent that the acceleration of vesting as contemplated in clause (ii) above shall cause the options to not qualify as incentive stock options under applicable tax laws, you shall be entitled to require that the Company not accelerate the vesting of all or part of your unvested stock options in such manner as shall preserve the status of the options as incentive stock options.

     6. NON-DISCLOSURE/INVENTION ASSIGNMENT AGREEMENT; NON-COMPETITION/NON-SOLICITATION AGREEMENT. You acknowledge that you previously have entered into the Company's standard Non-Disclosure and Invention Assignment Agreement upon commencing employment hereunder, in the forms of ATTACHMENT A and ATTACHMENT B hereto. In addition, you agree to enter into the Non-Competition/Non-Solicitation Agreement in the form of ATTACHMENT C hereto.

     7. DIRECTORS' AND OFFICERS' LIABILITY POLICY. You will be covered under the Company's directors' and officers' liability insurance policy, which shall provide coverage in an amount and upon terms customary to similarly situated companies. The Company shall maintain such policy throughout the duration of your employment.

     8. EXPENSES ASSOCIATED WITH THIS AGREEMENT. The Company shall reimburse you for all expenses incurred by you in the preparation, review and negotiation of this Agreement, including, without limitation, reasonable attorneys' fees and accountants' fees.

     9. INDEMNIFICATION. The Company agrees that if you are made a party or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that you are or were a director or officer of the Company or any subsidiary or affiliate of the Company, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, you shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter amended, against all damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, including reasonable attorneys' fees, accountants' fees and disbursement, incurred or suffered by you in connection therewith (including the advancement of your defense costs and expenses as and when incurred) and such indemnification shall continue as to you even if you have ceased to be an officer, director or agent and are no longer employed by the Company and shall inure to the benefit of your heirs, executors and administrators.

     10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) your heirs, executors and legal representatives upon your death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

     11. NOTICES. All notices, requests, demands and other communications provided hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

          If to the Company:

          RIBOZYME PHARMACEUTICALS, INC.
          2950 Wilderness Place
          Boulder, Colorado 80301
          Attn: Chairman of the Board

          If to you:

          at the last residential address known by the Company.

     12. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13. INTEGRATION. Upon the Effective Time, this Agreement, together with the Non-Disclosure and Invention Assignment Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including without limitation the Change of Control Agreement, dated as of April 30, 2001, between you and the Company and, except as expressly provided in
Section 16 below, the Current Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws.

     15. SALE OF STOCK. You shall have the opportunity to exercise your vested options and sell any Company capital stock owned by you in reasonable quantities, consistent with legal and your Company obligations.

     16. CONDITIONAL WAIVER OF CHANGE OF CONTROL. You agree to waive the occurrence of a Change of Control under the Current Agreement, but only with respect to the Financing, subject, however, to the condition that such waiver shall not be considered to be a material modification of the Loan under the Sarbanes-Oxley Act of 2002 (the "Act"), which would prohibit a loan to an officer or director of the Company after the effective date thereof. In the event that such waiver would constitute a material modification of the Loan under the Act, your waiver hereunder shall have no force or effect, and you will be entitled to all of your rights relating to the Loan under the Current Agreement and this Agreement with respect to the Change of Control by reason of the Financing.

     17. EFFECTIVE TIME. This Agreement shall become effective at the Effective Time.

     Please sign this Agreement and return one signed original copy to me, acknowledging your agreement with and acceptance of these terms of employment.

                                        Sincerely,

                                        RIBOZYME PHARMACEUTICALS, INC.

                                        By:________________________________
                                        Name:
                                        Title:


     Agreed and accepted:

     _________________________
     Howard W. Robin

     Dated:  February ____, 2003


     Acknowledged and agreed:


     OXFORD BIOSCIENCE PARTNERS IV L.P.

     By:_________________________
Name:
Title:


     THE SPROUT GROUP

     By:_________________________
Name:
Title:


     VENROCK ASSOCIATES

     By:_________________________
Name:
Title:

                                                                      Appendix 1

                                   DEFINITIONS


     CAUSE. "Cause" is defined as (i) conviction of a felony crime involving moral turpitude, (ii) an intentional action or intentional failure to act which was performed in bad faith and to the material detriment of the Company, (iii) continued intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of the Board, (iv) willful and habitual neglect of the duties of employment, or (v) breach of the Non-Disclosure Agreement, contemplated hereunder; provided, however, that with respect to the events of "cause" described under clauses (ii) through (v) above, the Company shall have first provided to you written notice describing the nature of the event and, thereafter, provided a reasonable opportunity to cure such event, which reasonable opportunity shall in no event be less than thirty (30) days following receipt of such notice.

     CHANGE OF CONTROL. "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or
(iii) the consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or (iv) when the individuals who on the date hereof constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement to effect a transaction described in clause (i), (ii) or (iii) above), whose nomination and/or election to the Board was approved by a vote of at least a majority of the directors still in office who either were directors on the date hereof or whose election or nomination for election was previously approved, cease for any reason to constitute a majority of the Board. For the avoidance of doubt, the Financing in no event shall be deemed a Change of Control for the purposes of this Agreement except as expressly provided in Section 16 of this Agreement.

     GOOD REASON. "Good Reason" is defined as your voluntary resignation from your employment with the Company upon the occurrence of any of the following without your express written consent: (i) the assignment to you of any duties or responsibilities inconsistent with the scope of the duties or responsibilities associated with your titles or positions or any diminution to or adverse change of your titles, positions, status or circumstances of employment; (ii) a reduction by the Company in your Base Salary or bonus target percentage or, absent a good business reason, of the facilities, benefits and perquisites available to you immediately prior to such reduction; (iii) the taking of any action by the Company which would adversely affect your participation in, or reduce your benefits under, the Company's benefit plans (including equity benefits) as of the date of execution hereof, except to the extent that the benefits of all other employees of the Company are similarly reduced; provided, that regardless of whether the Company may similarly reduce the benefits of other employees, it shall constitute Good Reason in the event the Company takes any action which would adversely affect your participation in, or adversely affect or reduce in any material aspect your benefits under, the Company's medical, dental, short-term disability and/or long-term disability benefit plans or arrangements; (iv) a relocation of your principal office to a location more than thirty (30) miles from Boulder, Colorado, except for reasonable periods of required travel on Company business; (v) any breach by the Company of any material provision of this Agreement; or (vi) any failure by the Company to obtain the assumption of this Agreement in writing by any successor or assign of the Company.

                                   EXHIBIT H-2

                       FORM OF C.F.O. EMPLOYMENT AGREEMENT

                                                         February _____, 2003
Mr. Marvin Tancer
2424 Keller Farm Drive
Boulder, CO 80304


Dear Marvin:

          This letter shall serve to amend and restate the terms of employment offered to you by Ribozyme Pharmaceuticals, Inc. (the "Company") and acknowledge your acceptance of the employment on such terms as detailed below. This letter is being entered into in connection with the proposed private venture capital financing in the approximate amount of $45 million for the Company (the "Financing"), and shall become effective upon the closing of the Financing and the transactions contemplated thereby (the "Effective Time"). Until the Effective Time, your current employment letter agreement dated May 29, 2001, as amended on July 15, 2001 (collectively, the "Current Agreement") shall remain in full force and effect.


          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them on Appendix 1 hereto.

          1. POSITIONS AND SCOPE OF EMPLOYMENT. Upon the Effective Time, you shall continue to serve as Vice President of Operations and Chief Financial Officer of the Company. You shall render such business and professional services in the performance of your duties, consistent with your position within the Company, consistent with the Bylaws of the Company and as shall reasonably be assigned to you by the Company's President and Chief Executive Officer and/or the Board of Directors (the "Board"), and you shall report directly to the President and Chief Executive Officer. You shall perform your duties faithfully and to the best of your ability and shall devote your full business efforts and time to the Company.

          2. COMPENSATION. (a) BASE SALARY; ANNUAL REVIEWS. During the period beginning as of the Effective Time and ending on December 31, 2003, the Company shall pay to you as compensation for your services a base salary at the annualized rate of $266,000 (the "Base Salary"). Thereafter, your Base Salary shall be subject to annual performance review by the President and Chief Executive Officer for appropriate upward adjustment, and you will be considered for additional grants of stock options in connection with each annual review by the Board. Your Base Salary shall be paid in accordance with the Company's normal payroll practices.

          (b) BONUS. In each calendar year of your employment with the Company you shall be eligible to earn a bonus, including the 2003 calendar year. The annual bonus shall be based upon attainment of reasonable and achievable goals which shall be mutually agreed upon by you and the President and Chief Executive Officer. The amount of the annual bonus which you shall be eligible to earn shall be equal to twenty percent (20%) of your then current annual Base Salary in the event you achieve such goals. Your bonus shall be reasonably increased or decreased based on the overachievement or underachievement of such goals. Such bonus shall be payable in a cash lump sum within thirty (30) days after the end of the calendar year with respect to which the bonus is payable.

          (c) OPTIONS. On or before the date of signing of the Stock Purchase Agreement in connection with the Financing, the Company shall grant to you stock options to purchase such number of shares of the Company's common stock as shall equal one and one-half percent (1 1/2%) of the Company's issued and outstanding common stock immediately after the closing of the Financing, on a fully diluted, fully converted basis, less 197,500 shares (which 197,500 shares have been calculated based on the Company's current capitalization and before the proposed reverse stock split, and will be considered a credit against the stock options otherwise relating to one and one-half (1 1/2%) of the Company's issued and outstanding common stock), which options shall be exercisable for a period of ten (10) years at an exercise price equal to the greater of (i) the Fair Market Value (as defined in the Company's stock option plan) on the date of the stock option grant and (ii) $0.35 per share. Except as otherwise provided in Sections 4(d)(iii) and 5 below, the stock options shall vest during your employment with the Company over a period of five (5) years beginning on the Effective Time, on a monthly basis (so as to be fully vested at the end of a period of five (5) years after the Effective Time). Each stock option grant shall be in the form of incentive stock options in the maximum amount permitted by applicable law.

          (d) EMPLOYEE BENEFITS. During your employment with the Company, you shall be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company which shall include, without limitation, the following:

               (i) group PPO medical and dental insurance plans (the coverage under which shall include your dependents and contain no restrictions relative to pre-existing conditions and no waiting period prior to coverage becoming effective);

               (ii) short-term disability insurance and long-term disability insurance (which coverage shall contain no restrictions relative to pre-existing conditions);

               (iii) term life insurance in the amount of $500,000, with your having the right to designate the beneficiary(ies) thereof;

               (iv) participation in the Company's 401(k) plan, your contributions to which may be matched by the Company with contributions of shares of its common stock if approved by the Board; provided that any such matching contributions shall vest over three
          (3) years of service;

               (v) participation in the Company's Flexible Spending Account; and

               (vi) participation in the Company's Stock Purchase Plan, allowing purchase of shares of the Company's common stock at fifteen percent (15%) below the market price.

          The Company reserves the right to revise, add or rescind any benefits at any time for its employees generally; provided that any such permitted revision, addition or rescission of benefits by the Company shall be without prejudice to your rights provided in Section 4(d) hereof.

          (e) VACATION DAYS; SICK DAYS; HOLIDAYS. You shall be entitled to paid vacation, sick days and holidays in accordance with the Company's policies as in effect from time to time.

          (f) EXPENSES. The Company shall reimburse you for reasonable travel, entertainment or other expenses incurred by you in the furtherance of or in connection with the performance of your duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

          3. LOAN. The Company previously provided to you an interest-free loan in the amount of $200,000 (the "Loan"). As of the date hereof, the Company has forgiven twenty percent (20%) of the original principal amount of the Loan and the balance of the Loan shall continue to be forgiven by the Company at the rate of twenty percent (20%) of the original principal amount of the Loan each year on the anniversary date in accordance with the original terms thereof until the Loan has been fully forgiven on June 17, 2006, provided, however, that the Loan shall be fully forgiven in the event of termination of your employment due to your death or permanent disability (as hereinafter defined). In the event that it shall be determined that any payment shall be due by you for taxes of any kind or nature relating to the forgiveness of the Loan or the imputation of interest in connection therewith ("Taxes"), the Company shall deliver to you an additional payment in an amount such that, after payment of any taxes applicable to such additional payment by the Company, the net amount available to you after payment of all such taxes shall be equal to the Taxes payable by you, together with any interest or penalties associated therewith (a "Gross-Up Payment").

          4. TERMINATION.

          (a) AT-WILL EMPLOYMENT. You and the Company agree that your employment with the Company shall be "at-will" employment, that you are free to resign and, subject to the provisions hereof, the Company is free to terminate your employment at any time, without notice, procedure or formality, with or without Cause (for any reason or no reason).

          (b) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. In the event that your employment with the Company is terminated voluntarily by you or for Cause by the Company, then (i) all options which have vested shall continue to be exercisable in accordance with the terms of the Company's stock option plan and applicable legal requirements; (ii) all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as all expenses incurred to the date of termination, shall be due and payable to you immediately and all further compensation by the Company to you hereunder shall terminate as of the date of termination; (iii) the unforgiven balance of the Loan shall be repaid by you within thirty (30) days of the date of termination; and (iv) you shall be entitled to continue medical and dental insurance coverage for yourself and your dependents, at your expense, at the same level of coverage as was provided to the you under the Company's insurance plan immediately prior to the termination ("Health Care Coverage") by electing COBRA continuation coverage ("COBRA") in accordance with applicable law.

          (c) TERMINATION UPON DEATH OR DISABILITY. In the event that your employment with the Company is terminated as a result of your death or permanent disability then (i) all options which have vested shall continue to be exercisable in accordance with the terms of the Company's stock option plan and applicable legal requirements; (ii) the Company shall pay to you or your estate, as applicable, all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as expenses incurred to the date of termination, immediately upon the date of termination and all further compensation by the Company to you hereunder shall terminate as of the date of termination; (iii) the Company shall forgive all amounts owed by you or your estate, as applicable, in connection with the Loan and make any necessary Gross-Up Payment; and (iv) you shall be entitled to continue medical and dental insurance coverage for yourself and your dependents, at your expense, at the same level of coverage as was provided to you under the Company's Health Care Coverage by electing COBRA in accordance with applicable law. For purposes hereof, the term "permanent disability" shall mean your inability to perform your duties hereunder on account of illness, accident or other physical or mental incapacity which shall continue for a consecutive period of ninety (90) days or an aggregate of one hundred twenty (120) days in any consecutive twelve-month period.

          (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event that your employment with the Company is terminated by the Company without Cause or by you for Good Reason, then (i) all options which have vested shall continue to be exercisable in accordance with the terms of the Company's stock option plan and applicable legal requirements; (ii) all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as all expenses incurred to the date of termination, shall be due and payable to you immediately; (iii) subject to the provisions of Section 5 hereof, your unvested options shall continue to vest, on a monthly basis, during the applicable nine (9) or twelve
(12) month severance period described in Section 4(d)(v) below, but such continuing vesting of your unvested options shall cease upon your obtaining new comparable employment during the applicable severance period; (iv) the Company shall forgive all amounts owed by you in connection with the Loan and make any necessary Gross-Up Payment; (v) the Company shall pay to you a severance payment, in monthly installments, equal to your Base Salary plus the lesser of your full annual target bonus for the then current calendar year (which shall be equal to twenty percent (20%) of your then current Base Salary) or the average of your actual annual bonuses for the previous two (2) calendar years, for a period of nine (9) months; provided, however, that in the event you are terminated as a result of a Change of Control (whether due to termination without Cause or your termination for Good Reason following a Change of Control), the amount of such severance payment shall be twelve (12) months' severance; provided, further, that in the event you obtain other employment during the applicable nine (9) or twelve (12) month severance period, your severance payments thereafter shall be reduced on a prospective basis (not to less than 0) in the amount of cash compensation received by you during the remainder of such applicable severance period; and (vi) the Company shall be responsible for all costs relating to maintaining your Health Care Coverage for you and your dependents under COBRA for the shorter of eighteen (18) months or for so long as allowed by law; provided, however, that such Health Care Coverage shall terminate upon your obtaining comparable Health Care Coverage from a future employer (after taking into account any waiting periods for such coverage to become effective).

          5. CHANGE OF CONTROL. Notwithstanding anything to the contrary contained herein, in the event of a Change of Control of the Company, then (i) all options which have vested shall continue to be exercisable in accordance with the Company's stock option plan and applicable legal requirements; (ii) one hundred percent (100%) of the unvested options shall vest immediately if your employment is terminated by you for Good Reason within six (6) months after a Change of Control or if, during the period from ninety (90) days prior to the commencement or public announcement of a Change of Control until two (2) years after a Change of Control, your employment with the Company is terminated by the Company other than for Cause; (iii) the Company shall forgive all amounts owed by you in connection with the Loan and make any necessary Gross-Up Payment; and
(iv) to the extent that such Change of Control results in your termination, whether by the Company without Cause or by you for Good Reason, the Company shall pay to you a severance payment in accordance with the provisions of
Section 4(d) above. Notwithstanding the foregoing, to the extent that the acceleration of vesting as contemplated in clause (ii) above shall cause the options to not qualify as incentive stock options under applicable tax laws, you shall be entitled to require that the Company not accelerate the vesting of all or part of your unvested stock options in such manner as shall preserve the status of the options as incentive stock options.

          6. NON-DISCLOSURE/INVENTION ASSIGNMENT AGREEMENT; NON-COMPETITION/NON-SOLICITATION AGREEMENT. You acknowledge that you previously have entered into the Company's standard Non-Disclosure and Invention Assignment Agreement upon commencing employment hereunder, in the forms of ATTACHMENT A and ATTACHMENT B hereto. In addition, you agree to enter into the Non-Competition/Non-Solicitation Agreement in the form of ATTACHMENT C hereto.

          7. DIRECTORS' AND OFFICERS' LIABILITY POLICY. You will be covered under the Company's directors' and officers' liability insurance policy, which shall provide coverage in an amount and upon terms customary to similarly situated companies. The Company shall maintain such policy throughout the duration of your employment.

          8. EXPENSES ASSOCIATED WITH THIS AGREEMENT. The Company shall reimburse you for all expenses incurred by you in the preparation, review and negotiation of this Agreement, including, without limitation, reasonable attorneys' fees and accountants' fees.

          9. INDEMNIFICATION. The Company agrees that if you are made a party or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that you are or were a director or officer of the Company or any subsidiary or affiliate of the Company, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, you shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter amended, against all damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, including reasonable attorneys' fees, accountants' fees and disbursement, incurred or suffered by you in connection therewith (including the advancement of your defense costs and expenses as and when incurred) and such indemnification shall continue as to you even if you have ceased to be an officer, director or agent and are no longer employed by the Company and shall inure to the benefit of your heirs, executors and administrators.

          10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) your heirs, executors and legal representatives upon your death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

          11. NOTICES. All notices, requests, demands and other communications provided hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

              If to the Company:

              RIBOZYME PHARMACEUTICALS, INC.
              2950 Wilderness Place
              Boulder, Colorado 80301
              Attn:  Chairman of the Board

              If to you:

              at the last residential address known by the Company.

          12. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          13. INTEGRATION. Upon the Effective Time, this Agreement, together with the Non-Disclosure and Invention Assignment Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including without limitation the Change of Control Agreement, dated as of April 30, 2001, between you and the Company and, except as expressly provided in
Section 15 below, the Current Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

          14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws.

          15. CONDITIONAL WAIVER OF CHANGE OF CONTROL. You agree to waive the occurrence of a Change of Control under the Current Agreement, but only with respect to the Financing, subject, however, to the condition that such waiver shall not be considered to be a material modification of the Loan under the Sarbanes-Oxley Act of 2002 (the "Act"), which would prohibit a loan to an officer or director of the Company after the effective date thereof. In the event that such waiver would constitute a material modification of the Loan under the Act, your waiver hereunder shall have no force or effect, and you will be entitled to all of your rights relating to the Loan under the Current Agreement and this Agreement with respect to the Change of Control by reason of the Financing.

          16. EFFECTIVE TIME. This Agreement shall become effective at the Effective Time.

         Please sign this Agreement and return one signed original copy to me, acknowledging your agreement with and acceptance of these terms of employment.

                                        Sincerely,

                                        RIBOZYME PHARMACEUTICALS, INC.

                                        By:________________________________
                                        Name:
                                        Title:


         Agreed and accepted:

         __________________________
         Marvin Tancer

         Dated:  February ____, 2003


         Acknowledged and agreed:


         OXFORD BIOSCIENCE PARTNERS IV L.P.

         By:_________________________
  Name:
  Title:


THE SPROUT GROUP

         By:_________________________
  Name:
  Title:


         VENROCK ASSOCIATES

By:_________________________
  Name:
  Title:

                                                                    Appendix 1

                                   DEFINITIONS


          CAUSE. "Cause" is defined as (i) conviction of a felony crime involving moral turpitude, (ii) an intentional action or intentional failure to act which was performed in bad faith and to the material detriment of the Company, (iii) continued intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of the Board, (iv) willful and habitual neglect of the duties of employment, or (v) breach of the Non-Disclosure Agreement, contemplated hereunder; provided, however, that with respect to the events of "cause" described under clauses (ii) through (v) above, the Company shall have first provided to you written notice describing the nature of the event and, thereafter, provided a reasonable opportunity to cure such event, which reasonable opportunity shall in no event be less than thirty
(30) days following receipt of such notice.

          CHANGE OF CONTROL. "Change of Control" of the Company is defined as:
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iii) the consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or (iv) when the individuals who on the date hereof constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement to effect a transaction described in clause (i), (ii) or (iii) above), whose nomination and/or election to the Board was approved by a vote of at least a majority of the directors still in office who either were directors on the date hereof or whose election or nomination for election was previously approved, cease for any reason constitute a majority of the Board. For the avoidance of doubt, the Financing in no event shall be deemed a Change of Control for the purposes of this Agreement except as expressly provided in Section 15 of this Agreement.

          GOOD REASON. "Good Reason" is defined as your voluntary resignation from your employment with the Company upon the occurrence of any of the following without your express written consent: (i) the assignment to you of any duties or responsibilities inconsistent with the scope of the duties or responsibilities associated with your titles or positions or any diminution to or adverse change of your titles, positions, status or circumstances of employment; (ii) a reduction by the Company in your Base Salary or bonus target percentage or, absent a good business reason, of the facilities, benefits and perquisites available to you immediately prior to such reduction; (iii) the taking of any action by the Company which would adversely affect your participation in, or reduce your benefits under, the Company's benefit plans (including equity benefits) as of the date of execution hereof, except to the extent that the benefits of all other employees of the Company are similarly reduced; provided, that regardless of whether the Company may similarly reduce the benefits of other employees, it shall constitute Good Reason in the event the Company takes any action which would adversely affect your participation in, or adversely affect or reduce in any material aspect your benefits under, the Company's medical, dental, short-term disability and/or long-term disability benefit plans or arrangements; (iv) a relocation of your principal office to a location more than thirty (30) miles from Boulder, Colorado, except for reasonable periods of required travel on Company business; (v) any breach by the Company of any material provision of this Agreement; or (vi) any failure by the Company to obtain the assumption of this Agreement in writing by any successor or assign of the Company.

                                   EXHIBIT H-3

                       FORM OF C.S.O. EMPLOYMENT AGREEMENT

                                                           February _____, 2003
Dr. Nassim Usman
2129 Night Sky Lane
Lafayette, CO 80026


Dear Nassim:

          This letter shall serve to amend and restate the terms of employment offered to you by Ribozyme Pharmaceuticals, Inc. (the "Company") and acknowledge your acceptance of the employment on such terms as detailed below. This letter is being entered into in connection with the proposed private venture capital financing in the approximate amount of $45 million for the Company (the "Financing"), and shall become effective upon the closing of the Financing and the transactions contemplated thereby (the "Effective Time"). Until the Effective Time, your current employment letter agreement dated August 13, 1992, as amended on April 14, 1994, May 2, 1996, July 6, 2000, April 30, 2001,
December 19, 2001 and July 31, 2002 (collectively, the "Current Agreement") shall remain in full force and effect.


          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them on Appendix 1 hereto.

          1. POSITIONS AND SCOPE OF EMPLOYMENT. Upon the Effective Time, you shall continue to serve as Vice President of Research and Development and Chief Scientific Officer of the Company. You shall render such business and professional services in the performance of your duties, consistent with your position within the Company, consistent with the Bylaws of the Company and as shall reasonably be assigned to you by the Company's President and Chief Executive Officer and/or the Board of Directors (the "Board"), and you shall report directly to the President and Chief Executive Officer. You shall perform your duties faithfully and to the best of your ability and shall devote your full business efforts and time to the Company.

          2. COMPENSATION. (a) BASE SALARY; ANNUAL REVIEWS. During the period beginning as of the Effective Time and ending on December 31, 2003, the Company shall pay to you as compensation for your services a base salary at the annualized rate of $254,000 (the "Base Salary"). Thereafter, your Base Salary shall be subject to annual performance review by the President and Chief Executive Officer for appropriate upward adjustment, and you will be considered for additional grants of stock options in connection with each annual review by the Board. Your Base Salary shall be paid in accordance with the Company's normal payroll practices.

          (b) BONUS. In each calendar year of your employment with the Company you shall be eligible to earn a bonus, including the 2003 calendar year. The annual bonus shall be based upon attainment of reasonable and achievable goals which shall be mutually agreed upon by you and the President and Chief Executive Officer. The amount of the annual bonus which you shall be eligible to earn shall be equal to twenty percent (20%) of your then current annual Base Salary in the event you achieve such goals. Your bonus shall be reasonably increased or decreased based on the overachievement or underachievement of such goals. Such bonus shall be payable in a cash lump sum within thirty (30) days after the end of the calendar year with respect to which the bonus is payable.

          (c) OPTIONS. On or before the date of signing of the Stock Purchase Agreement in connection with the Financing, the Company shall grant to you stock options to purchase such number of shares of the Company's common stock as shall equal one and one-half percent (1 1/2%) of the Company's issued and outstanding common stock immediately after the closing of the Financing, on a fully diluted, fully converted basis, less 161,900 shares (which 161,900 shares have been calculated based on the Company's current capitalization and before the proposed reverse stock split, and will be considered a credit against the stock options otherwise relating to one and one-half (1 1/2%) of the Company's issued and outstanding common stock), which options shall be exercisable for a period of ten (10) years at an exercise price equal to the greater of (i) the Fair Market Value (as defined in the Company's stock option plan) on the date of the stock option grant and (ii) $0.35 per share. Except as otherwise provided in Sections 3(d)(iii) and 4 below, the stock options shall vest during your employment with the Company over a period of five (5) years beginning on the Effective Time, on a monthly basis (so as to be fully vested at the end of a period of five (5) years after the Effective Time). Each stock option grant shall be in the form of incentive stock options in the maximum amount permitted by applicable law.

          (d) EMPLOYEE BENEFITS. During your employment with the Company, you shall be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company which shall include, without limitation, the following:

               (i) group PPO medical and dental insurance plans (the coverage under which shall include your dependents and contain no restrictions relative to pre-existing conditions and no waiting period prior to coverage becoming effective);

               (ii) short-term disability insurance and long-term disability insurance (which coverage shall contain no restrictions relative to pre-existing conditions);

               (iii) term life insurance in the amount of $500,000, with your having the right to designate the beneficiary(ies) thereof;

               (iv) participation in the Company's 401(k) plan, your contributions to which may be matched by the Company with contributions of shares of its common stock if approved by the Board; provided that any such matching contributions shall vest over three
          (3) years of service;

               (v) participation in the Company's Flexible Spending Account; and

               (vi) participation in the Company's Stock Purchase Plan, allowing purchase of shares of the Company's common stock at fifteen percent (15%) below the market price.

          The Company reserves the right to revise, add or rescind any benefits at any time for its employees generally; provided that any such permitted revision, addition or rescission of benefits by the Company shall be without prejudice to your rights provided in Section 4(d) hereof.

          (e) VACATION DAYS; SICK DAYS; HOLIDAYS. You shall be entitled to paid vacation, sick days and holidays in accordance with the Company's policies as in effect from time to time.

          (f) EXPENSES. The Company shall reimburse you for reasonable travel, entertainment or other expenses incurred by you in the furtherance of or in connection with the performance of your duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     3. TERMINATION.

          (a) AT-WILL EMPLOYMENT. You and the Company agree that your employment with the Company shall be "at-will" employment, that you are free to resign and, subject to the provisions hereof, the Company is free to terminate your employment at any time, without notice, procedure or formality, with or without Cause (for any reason or no reason).

          (b) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. In the event that your employment with the Company is terminated voluntarily by you or for Cause by the Company, then (i) all options which have vested shall continue to be exercisable in accordance with the terms of the Company's stock option plan and applicable legal requirements; (ii) all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as all expenses incurred to the date of termination, shall be due and payable to you immediately and all further compensation by the Company to you hereunder shall terminate as of the date of termination; and (iii) you shall be entitled to continue medical and dental insurance coverage for yourself and your dependents, at your expense, at the same level of coverage as was provided to the you under the Company's insurance plan immediately prior to the termination ("Health Care Coverage") by electing COBRA continuation coverage ("COBRA") in accordance with applicable law.

          (c) TERMINATION UPON DEATH OR DISABILITY. In the event that your employment with the Company is terminated as a result of your death or permanent disability then (i) all options which have vested shall continue to be exercisable in accordance with the terms of the Company's stock option plan and applicable legal requirements; (ii) the Company shall pay to you or your estate, as applicable, all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as expenses incurred to the date of termination, immediately upon the date of termination and all further compensation by the Company to you hereunder shall terminate as of the date of termination; and
(iii) you shall be entitled to continue medical and dental insurance coverage for yourself and your dependents, at your expense, at the same level of coverage as was provided to you under the Company's Health Care Coverage by electing COBRA in accordance with applicable law. For purposes hereof, the term "permanent disability" shall mean your inability to perform your duties hereunder on account of illness, accident or other physical or mental incapacity which shall continue for a consecutive period of ninety (90) days or an aggregate of one hundred twenty (120) days in any consecutive twelve-month period.

          (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event that your employment with the Company is terminated by the Company without Cause or by you for Good Reason, then (i) all options which have vested shall continue to be exercisable in accordance with the terms of the Company's stock option plan and applicable legal requirements; (ii) all payments of Base Salary and bonuses accrued but unpaid on the date of termination, as well as all expenses incurred to the date of termination, shall be due and payable to you immediately; (iii) subject to the provisions of Section 4 hereof, your unvested options shall continue to vest, on a monthly basis, during the applicable nine (9) or twelve
(12) month severance period described in Section 3(d)(iv) below, but such continuing vesting of your unvested options shall cease upon your obtaining new comparable employment during the applicable severance period; (iv) the Company shall pay to you a severance payment, in monthly installments, equal to your Base Salary plus the lesser of your full annual target bonus for the then current calendar year (which shall be equal to twenty percent (20%) of your then current Base Salary) or the average of your actual annual bonuses for the previous two (2) calendar years, for a period of nine (9) months; provided, however, that in the event you are terminated as a result of a Change of Control (whether due to termination without Cause or your termination for Good Reason following a Change of Control), the amount of such severance payment shall be twelve (12) months' severance; provided, further, that in the event you obtain other employment during the applicable nine (9) or twelve (12) month severance period, your severance payments thereafter shall be reduced on a prospective basis (not to less than 0) in the amount of cash compensation received by you during the remainder of such applicable severance period; and (v) the Company shall be responsible for all costs relating to maintaining your Health Care Coverage for you and your dependents under COBRA for the shorter of eighteen
(18) months or for so long as allowed by law; provided, however, that such Health Care Coverage shall terminate upon your obtaining comparable Health Care Coverage from a future employer (after taking into account any waiting periods for such coverage to become effective).

     4. CHANGE OF CONTROL. Notwithstanding anything to the contrary contained herein, in the event of a Change of Control of the Company, then (i) all options which have vested shall continue to be exercisable in accordance with the Company's stock option plan and applicable legal requirements; (ii) one hundred percent (100%) of the unvested options shall vest immediately if your employment is terminated by you for Good Reason within six (6) months after a Change of Control or if, during the period from ninety (90) days prior to the commencement or public announcement of a Change of Control until two (2) years after a Change of Control, your employment with the Company is terminated by the Company other than for Cause; and (iii) to the extent that such Change of Control results in your termination, whether by the Company without Cause or by you for Good Reason, the Company shall pay to you a severance payment in accordance with the provisions of Section 3(d) above. Notwithstanding the foregoing, to the extent that the acceleration of vesting as contemplated in clause (ii) above shall cause the options to not qualify as incentive stock options under applicable tax laws, you shall be entitled to require that the Company not accelerate the vesting of all or part of your unvested stock options in such manner as shall preserve the status of the options as incentive stock options.

     5. NON-DISCLOSURE/INVENTION ASSIGNMENT AGREEMENT; NON-COMPETITION/NON-SOLICITATION AGREEMENT. You acknowledge that you previously have entered into the Company's standard Non-Disclosure and Invention Assignment Agreement upon commencing employment hereunder, in the forms of ATTACHMENT A and ATTACHMENT B hereto. In addition, you agree to enter into the Non-Competition/Non-Solicitation Agreement in the form of ATTACHMENT C hereto.

     6. DIRECTORS' AND OFFICERS' LIABILITY POLICY. You will be covered under the Company's directors' and officers' liability insurance policy, which shall provide coverage in an amount and upon terms customary to similarly situated companies. The Company shall maintain such policy throughout the duration of your employment.

     7. EXPENSES ASSOCIATED WITH THIS AGREEMENT. The Company shall reimburse you for all expenses incurred by you in the preparation, review and negotiation of this Agreement, including, without limitation, reasonable attorneys' fees and accountants' fees.

     8. INDEMNIFICATION. The Company agrees that if you are made a party or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that you are or were a director or officer of the Company or any subsidiary or affiliate of the Company, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, you shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter amended, against all damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, including reasonable attorneys' fees, accountants' fees and disbursement, incurred or suffered by you in connection therewith (including the advancement of your defense costs and expenses as and when incurred) and such indemnification shall continue as to you even if you have ceased to be an officer, director or agent and are no longer employed by the Company and shall inure to the benefit of your heirs, executors and administrators.

     9. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) your heirs, executors and legal representatives upon your death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

     10. NOTICES. All notices, requests, demands and other communications provided hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

         If to the Company:

         RIBOZYME PHARMACEUTICALS, INC.
         2950 Wilderness Place
         Boulder, Colorado 80301
         Attn:  Chairman of the Board

         If to you:

         at the last residential address known by the Company.

     11. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     12. INTEGRATION. Upon the Effective Time, this Agreement, together with the Non-Disclosure and Invention Assignment Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including without limitation the Change of Control Agreement, dated as of April 30, 2001, between you and the Company and the Current Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     13. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws.

     14. WAIVER OF CHANGE OF CONTROL. You agree to waive the occurrence of a Change of Control under the Current Agreement, but only with respect to the Financing.

     15. EFFECTIVE TIME. This Agreement shall become effective at the Effective Time.

     Please sign this Agreement and return one signed original copy to me, acknowledging your agreement with and acceptance of these terms of employment.

                                   Sincerely,

                                   RIBOZYME PHARMACEUTICALS, INC.

                                   By:________________________________
                                   Name:
                                   Title:


         Agreed and accepted:

         ___________________________
         Nassim Usman

         Dated:  February ____, 2003


         Acknowledged and agreed:


         OXFORD BIOSCIENCE PARTNERS IV L.P.

         By:_________________________
  Name:
  Title:


THE SPROUT GROUP

         By:_________________________
  Name:
  Title:


         VENROCK ASSOCIATES

By:_________________________
  Name:
  Title:

                                                                    Appendix 1

                                   DEFINITIONS


     CAUSE. "Cause" is defined as (i) conviction of a felony crime involving moral turpitude, (ii) an intentional action or intentional failure to act which was performed in bad faith and to the material detriment of the Company, (iii) continued intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of the Board, (iv) willful and habitual neglect of the duties of employment, or (v) breach of the Non-Disclosure Agreement, contemplated hereunder; provided, however, that with respect to the events of "cause" described under clauses (ii) through (v) above, the Company shall have first provided to you written notice describing the nature of the event and, thereafter, provided a reasonable opportunity to cure such event, which reasonable opportunity shall in no event be less than thirty (30) days following receipt of such notice.

     CHANGE OF CONTROL. "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iii) the consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or (iv) when the individuals who on the date hereof constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement to effect a transaction described in clause (i), (ii) or (iii) above), whose nomination and/or election to the Board was approved by a vote of at least a majority of the directors still in office who either were directors on the date hereof or whose election or nomination for election was previously approved, cease for any reason to constitute a majority of the Board. For the avoidance of doubt, the Financing in no event shall be deemed a Change of Control for the purposes of this Agreement.

     GOOD REASON. "Good Reason" is defined as your voluntary resignation from your employment with the Company upon the occurrence of any of the following without your express written consent: (i) the assignment to you of any duties or responsibilities inconsistent with the scope of the duties or responsibilities associated with your titles or positions or any diminution to or adverse change of your titles, positions, status or circumstances of employment; (ii) a reduction by the Company in your Base Salary or bonus target percentage or, absent a good business reason, of the facilities, benefits and perquisites available to you immediately prior to such reduction; (iii) the taking of any action by the Company which would adversely affect your participation in, or reduce your benefits under, the Company's benefit plans (including equity benefits) as of the date of execution hereof, except to the extent that the benefits of all other employees of the Company are similarly reduced; provided, that regardless of whether the Company may similarly reduce the benefits of other employees, it shall constitute Good Reason in the event the Company takes any action which would adversely affect your participation in, or adversely affect or reduce in any material aspect your benefits under, the Company's medical, dental, short-term disability and/or long-term disability benefit plans or arrangements; (iv) a relocation of your principal office to a location more than thirty (30) miles from Boulder, Colorado, except for reasonable periods of required travel on Company business; (v) any breach by the Company of any material provision of this Agreement; or (vi) any failure by the Company to obtain the assumption of this Agreement in writing by any successor or assign of the Company.